EXECUTION VERSION














                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           FLAG HOLDINGS CORPORATION,

                          FLAG ACQUISITION CORPORATION,

             a wholly owned subsidiary of Flag Holdings Corporation,

                                       and

                                METALS USA, INC.





                                  May 18, 2005




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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I        THE MERGER...................................................2

    1.1      The Merger.......................................................2
    1.2      Closing; Effective Time..........................................2
    1.3      Effects of the Merger............................................2
    1.4      Certificate of Incorporation and Bylaws..........................2
    1.5      Directors and Officers of the Surviving Corporation..............2
    1.6      MUSA Stockholders Meeting........................................3
    1.7      Additional Actions...............................................4

ARTICLE II       CONVERSION OF SECURITIES.....................................4

    2.1      Effect on Capital Stock..........................................4
    2.2      Surrender and Payment............................................5
    2.3      Treatment of Stock Options; Deferred Stock; Warrants.............7
    2.4      Adjustments to Prevent Dilution..................................9

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......9

    3.1      Organization and Standing........................................9
    3.2      Corporate Power and Authority...................................10
    3.3      Conflicts; Consents and Approvals...............................10
    3.4      Brokerage and Finders' Fees.....................................11
    3.5      Information Supplied............................................11
    3.6      Financing.......................................................11
    3.7      Capitalization of Merger Sub....................................12
    3.8      Section 203 of the DGCL.........................................12
    3.9      Solvency........................................................12

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF MUSA......................13

    4.1      Organization and Standing.......................................13
    4.2      Subsidiaries....................................................13
    4.3      Corporate Power and Authority...................................14
    4.4      Capitalization of MUSA..........................................14
    4.5      Conflicts; Consents and Approvals...............................15
    4.6      Brokerage and Finders' Fees; Expenses...........................16
    4.7      MUSA SEC Documents..............................................16
    4.8      Undisclosed Liabilities.........................................17
    4.9      Disclosure Documents............................................17
    4.10     Compliance with Law.............................................18
    4.11     Litigation......................................................18

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    4.12     Absence of Certain Changes or Events............................19
    4.13     Taxes...........................................................19
    4.14     Intellectual Property...........................................21
    4.15     Employee Benefit Plans..........................................21
    4.16     Contracts; Indebtedness.........................................24
    4.17     Labor Matters...................................................26
    4.18     Customer/Supplier Relationships.................................26
    4.19     Environmental Matters...........................................27
    4.20     Insurance.......................................................28
    4.21     Properties and Assets...........................................28
    4.22     Real Property...................................................29
    4.23     Inventory.......................................................29
    4.24     Accounts Receivable.............................................30
    4.25     Books and Records...............................................30
    4.26     Related Party Transactions......................................30
    4.27     Opinion of Jefferies & Co. Inc. ................................30
    4.28     Board Recommendation; Required Vote.............................30
    4.29     Section 203 of the DGCL.........................................31

ARTICLE V        COVENANTS OF THE PARTIES....................................31

    5.1      Mutual Covenants................................................31
             (a)      Reasonable Best Efforts................................31
             (b)      HSR Act................................................31
             (c)      Public Announcements...................................32
             (d)      Conveyance Taxes.......................................32
             (e)      Notice of Certain Events...............................32
             (f)      Repayment of Certain Existing Indebtedness of MUSA.....33
             (g)      Actions and Proceedings................................33
    5.2      Covenants of Parent.............................................34
             (a)      Indemnification; Directors' and Officers' Insurance....34
             (b)      Financing..............................................35
             (c)      Disclosure Documents...................................36
    5.3      Covenants of MUSA...............................................36
             (a)      Conduct of MUSA's Operations...........................36
             (b)      Acquisition Proposals..................................39
             (c)      Third Party Standstill Agreements......................42
             (d)      Access.................................................42
             (e)      Financing Assistance...................................43
             (f)      Expense Certificates...................................44
             (g)      Consents Cooperation...................................44

ARTICLE VI       CONDITIONS TO THE MERGER....................................45

    6.1      Conditions to the Obligations of Each Party.....................45
    6.2      Conditions to Obligations of Parent and Merger Sub..............45
    6.3      Conditions to Obligation of MUSA................................47

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ARTICLE VII      TERMINATION; FEES AND EXPENSES..............................47

    7.1      Termination by Mutual Consent...................................47
    7.2      Termination by Either Parent or MUSA............................48
    7.3      Termination by MUSA.............................................48
    7.4      Termination by Parent...........................................48
    7.5      Effect of Termination and Abandonment...........................49
    7.6      Fees and Expenses...............................................49

ARTICLE VIII     MISCELLANEOUS...............................................51

    8.1      Non-Survival of Representations and Warranties..................51
    8.2      Notices.........................................................51
    8.3      Interpretation..................................................52
    8.4      Counterparts....................................................53
    8.5      Entire Agreement................................................53
    8.6      Third-Party Beneficiaries.......................................53
    8.7      Governing Law...................................................53
    8.8      Consent to Jurisdiction; Venue; Jury Trial......................53
    8.9      Assignment......................................................54
    8.10     Amendment.......................................................54
    8.11     Extension; Waiver...............................................55
    8.12     No Presumption Against Drafter..................................55
    8.13     Severability....................................................55

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                             INDEX OF DEFINED TERMS

Defined Term                                                   Section
------------                                                   -------

2002 Plan......................................................2.3(a)
Acquisition Proposal...........................................5.3(b)(ix)(A)
Action.........................................................4.11
Agreement......................................................Preamble
Applicable Laws................................................1.6(a)
Appraisal Shares...............................................2.1(d)
Board..........................................................Recitals
Certificate....................................................2.1(b)
Certificate of Merger..........................................1.2
Change in the MUSA Board Recommendation........................5.3(b)(iv)
Closing........................................................1.2
Closing Date...................................................1.2
Code...........................................................2.2(g)
Commission.....................................................1.6(b)
Committee......................................................2.3(a)
Confidentiality Agreement......................................5.3(b)(iii)
Controlled Group Liability.....................................4.15(a)(i)
Costs..........................................................4.15(a)(i)
Covered Proposal...............................................7.6(a)(i)
Debt Financing.................................................3.6
Debt Financing Agreement.......................................3.6
Delaware Secretary of State....................................1.2
DGCL...........................................................1.1
Effective Time.................................................1.2
Employment Agreement...........................................Recitals
Encumbrance....................................................3.3(b)
Environmental Law..............................................4.19
Environmental Permit...........................................4.19
Equity Financing...............................................3.6
Equity Financing Letter........................................3.6
ERISA..........................................................4.15(a)(ii)
ERISA Affiliate................................................4.15(a)(iii)
Exchange Act...................................................1.6(b)
Exchange Fund..................................................2.2(a)
Expenses.......................................................7.6(b)(iv)
Financing......................................................3.6
Financing Agreements...........................................3.6
Foreign Antitrust Laws.........................................3.3(d)
Foreign Antitrust Laws.........................................3.3(d)(i)
GAAP...........................................................4.7(a)
Governmental Authority.........................................3.3(d)
Hazardous Material.............................................4.19
HSR Act........................................................3.3(d)(i)

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Defined Term                                                   Section
------------                                                   -------

Indemnified Directors and Officers.............................5.2(a)(i)
Insurance Amount...............................................5.2(a)(ii)
Intellectual Property Right....................................4.14(a)(i)
Key MUSA Individuals...........................................5.3(a)(viii)
Lease Agreement................................................4.22
Leased Real Property...........................................4.22
Loan Agreement.................................................5.1(f)(i)
Material Adverse Effect........................................8.3
Material Contracts.............................................4.16(a)
Merger.........................................................Recitals
Merger Consideration...........................................2.1(b)
Merger Sub.....................................................Preamble
Multiemployer Plan.............................................4.15(f)
Multiple Employer Plan.........................................4.15(f)
MUSA...........................................................Preamble
MUSA Board Recommendation......................................4.28
MUSA Bylaws....................................................1.6(a)
MUSA Certificate...............................................1.6(a)
MUSA Common Stock..............................................Recitals
MUSA Deferred Stock Right......................................Error! Reference
                                                               source not found.
MUSA Disclosure Documents......................................1.6(b)
MUSA Disclosure Schedule.......................................4.2
MUSA Intellectual Property Right...............................4.14(a)(ii)
MUSA Option....................................................2.3(a)
MUSA Permits...................................................4.10
MUSA SEC Documents.............................................4.7(a)
MUSA Stockholders..............................................1.6(a)
MUSA Stockholders Meeting......................................1.6(a)
MUSA Warrants..................................................2.3(d)
Note...........................................................5.1(f)(ii)
Owned Real Property............................................4.22
Parent.........................................................Preamble
Parent Disclosure Documents....................................5.2(c)
Paying Agent...................................................2.2(a)
Paying Party...................................................7.6(d)
Permitted Encumbrances.........................................4.22
Person.........................................................5.3(b)(i)
Plans..........................................................4.15(a)(iv)
Proxy Statement................................................1.6(b)
Qualified Plan.................................................4.15(c)
RCRA...........................................................4.19
Real Property..................................................4.22

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Defined Term                                                   Section
------------                                                   -------

Receiving Party................................................7.6(d)
Release........................................................4.19
Representatives................................................5.3(b)(i)
Required Amounts...............................................3.6
Section 262....................................................2.1(b)
Securities Act.................................................4.4(c)
subsidiary.....................................................8.3
Superior Proposal..............................................5.3(b)(ix)(B)
Superior Proposal Notice.......................................5.3(b)(iii)
Support Agreement..............................................Recitals
Surviving Corporation..........................................1.1
Tax Returns....................................................4.13(b)
Taxes..........................................................4.13(c)
Termination Date...............................................7.2(a)
Termination Fee................................................7.6(a)
Transaction Fees...............................................4.6
Transaction Statement..........................................5.2(c)
Transfers......................................................5.3(a)(ii)
Waiting Period.................................................5.3(b)(iii)
Warrant Agreement..............................................2.3(d)

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 18th day of May, 2005, by and among Flag Holdings Corporation, a Delaware corporation ("Parent"), Flag Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Metals USA, Inc., a Delaware corporation ("MUSA").


                                    RECITALS

          WHEREAS, Parent, Merger Sub and MUSA desire that Parent acquire all of the capital stock of MUSA through the merger of Merger Sub with and into MUSA, with MUSA as the surviving corporation (the "Merger"), pursuant to which each share of Common Stock of MUSA, par value $.01 per share ("MUSA Common Stock"), issued and outstanding at the Effective Time, excluding shares of MUSA Common Stock owned by Parent, Merger Sub or MUSA (or any of their respective direct or indirect wholly owned subsidiaries) and other than the Appraisal Shares, will be converted into the right to receive the Merger Consideration, all as more fully provided in this Agreement; and

          WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Parent and certain MUSA Stockholders are entering into a Support Agreement, of even date herewith, in respect of shares of MUSA Common Stock beneficially owned by such stockholders (the "Support Agreement"); and

          WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Merger Sub and Lourenco Goncalves are entering into an employment agreement, of even date herewith (the "Employment Agreement"); and

          WHEREAS, it is Parent's current expectation that one or more members of the management of MUSA will have equity interests in Parent or the Surviving Corporation from and after the consummation of the Merger; and

          WHEREAS, the board of directors (the "Board") of each of Merger Sub and MUSA has determined that the Merger, upon the terms and subject to the conditions set forth in this Agreement, is advisable, fair to and in the best interests of their respective stockholders; and

          WHEREAS, Parent, Merger Sub and MUSA desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, Parent, Merger Sub and MUSA agree as follows:

                                   ARTICLE I

                                   THE MERGER

          1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Merger Sub ---- shall be merged with and into MUSA at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and MUSA shall continue its existence as a wholly owned subsidiary of Parent under the laws of the State of Delaware. MUSA, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2. Closing; Effective Time. A closing (the "Closing") shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, or such other place as the parties hereto may agree, as soon as practicable but no later than the second business day following the date upon which all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived, or at such other date as Parent and MUSA may agree (such date, the "Closing Date"). As promptly as possible on the Closing Date, the parties hereto shall cause the filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") of a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Parent and MUSA and specified in the Certificate of Merger (the "Effective Time").

          1.3. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

          1.4. Certificate of Incorporation and Bylaws. The Certificate of Merger shall provide that, at the Effective Time, (a) the Surviving Corporation's Certificate of Incorporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in Merger Sub's Certificate of Incorporation, except that the Surviving Corporation's Certificate of Incorporation also shall be amended to provide that the name of the Surviving Corporation shall be "Metals USA, Inc." and (b) Merger Sub's Bylaws in effect immediately prior to the Effective Time shall be the Surviving Corporation's Bylaws; in each case, until amended in accordance with the DGCL and subject to the provisions of Section 5.2(a)(iii).

          1.5. Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of MUSA shall be the officers of the Surviving Corporation and the directors of Merger Sub shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, MUSA shall deliver to Parent evidence satisfactory to Parent of the resignations of the directors of MUSA, such resignations to be effective as of the Effective Time.

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          1.6. MUSA Stockholders Meeting.

          (a) As promptly as practicable following the date of this Agreement, MUSA shall, in accordance with all applicable laws, statutes, orders, rules or regulations promulgated, or judgments, decisions or orders entered by any Governmental Authority, in each case, to the extent applicable (collectively, "Applicable Laws") and MUSA's Amended and Restated Certificate of Incorporation as in effect on the date of this Agreement (the "MUSA Certificate") and MUSA's Amended and Restated Bylaws as in effect on the date of this Agreement (the "MUSA Bylaws"), duly call, give notice of, convene and hold a meeting of the holders of shares of MUSA Common Stock (the "MUSA Stockholders") to consider and vote upon the adoption and approval of this Agreement and the Merger (the "MUSA Stockholders Meeting"). MUSA shall ensure that the MUSA Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the MUSA Stockholders Meeting are solicited in compliance with Applicable Laws.

          (b) As promptly as reasonably practicable following the date of this Agreement, MUSA shall prepare and file with the Securities and Exchange Commission (the "Commission") a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement," and together with each other document required to be filed by MUSA with the Commission relating to the transactions contemplated hereby, including the Merger, the "MUSA Disclosure Documents") that meets the requirements of Applicable Laws to seek the approval of this Agreement and the Merger. MUSA shall respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof filed by it, and shall cause such Proxy Statement to be mailed to the MUSA Stockholders as promptly as reasonably practicable. MUSA shall promptly notify Parent of the receipt of any comments of the Commission with respect to the Proxy Statement and any other MUSA Disclosure Document, and shall provide to Parent copies of any comments received from the Commission in connection with the Proxy Statement and any other MUSA Disclosure Document. Parent will cooperate with MUSA at its reasonable request in the preparation of the Proxy Statement, including furnishing to MUSA the information relating to it and Merger Sub required by the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") to be set forth in the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on all MUSA Disclosure Documents, including the Proxy Statement and all mailings to the MUSA Stockholders in connection with the Merger prior to their being filed with the Commission or mailed, as applicable, and MUSA shall give reasonable consideration to all comments proposed by Parent or its counsel.

          (c) The MUSA Board shall make the MUSA Board Recommendation. The MUSA Board Recommendation shall be included in the Proxy Statement, and the MUSA Board shall use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement and the Merger by the MUSA Stockholders. In the event that subsequent to the date of this Agreement, the MUSA Board determines, after consultation with outside counsel, that its fiduciary duties under Applicable Laws require it to withdraw, modify or qualify the MUSA Board Recommendation in a manner adverse to Parent, the MUSA Board may so withdraw, modify or qualify the MUSA Board Recommendation; provided, however, that the MUSA Board may not recommend any Acquisition Proposal (other than this Agreement and the transactions contemplated hereby, including the Merger), except as specifically contemplated by, and in accordance with, Section 5.3(b)(iii); provided, further, however, that unless this Agreement is theretofore terminated, MUSA shall nevertheless submit this Agreement to the MUSA Stockholders for adoption at the MUSA Stockholders Meeting.

          1.7. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of MUSA or (b) otherwise carry out the provisions of this Agreement, MUSA and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of MUSA or otherwise to take any and all such action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

          2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or MUSA or their respective stockholders:

          (a) Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding Surviving Corporation capital stock.

          (b) Subject to the other provisions of this Article II, each share of MUSA Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of MUSA Common Stock owned by Parent, Merger Sub or MUSA or any of their respective direct or indirect wholly owned subsidiaries (which shares shall be cancelled and shall cease to exist with no payment being made with respect thereto) and any shares of MUSA Common Stock owned by stockholders properly exercising appraisal rights pursuant to Section 262 of the DGCL ("Section 262") (which shares shall have the rights as provided in Section 2.1(d))) shall be converted into and represent the right to receive $22.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all shares of MUSA Common Stock shall no longer be outstanding and automatically shall be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such shares of MUSA Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or, in the case of holders of Appraisal Shares, the right to receive the applicable payments set forth in
     Section 2.1(d).

          (c) Each share of MUSA capital stock held in the treasury of MUSA automatically shall be cancelled and retired and no payment shall be made in respect thereof.

          (d) Notwithstanding anything in this Agreement to the contrary, the shares of MUSA Common Stock issued and outstanding immediately prior to the Effective Time that are held by any MUSA Stockholder that is entitled to demand and properly demands appraisal of shares of MUSA Common Stock pursuant to, and complies in all respects with, the provisions of Section 262 (the "Appraisal Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(b), but, instead, such MUSA Stockholder shall be entitled to such rights (but only such rights) as are granted by Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and automatically shall be cancelled and shall cease to exist, and, except as otherwise provided by Applicable Laws, each holder of Appraisal Shares shall cease to have any rights with respect to the Appraisal Shares, other than such rights as are granted by Section 262. Notwithstanding the foregoing, if any such MUSA Stockholder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Section 262 or if a court of competent jurisdiction shall determine that such MUSA Stockholder is not entitled to the relief provided by Section 262, then the rights of such MUSA Stockholder under Section 262 shall cease, and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(b) without interest. MUSA shall give prompt notice to Parent of any demands for appraisal of any shares of MUSA Common Stock, and Parent shall have the opportunity to reasonably participate in all negotiations and proceedings with respect to such demands. MUSA shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          2.2. Surrender and Payment.

          (a) Paying Agent; Exchange Fund. Prior to the Effective Time, for the benefit of the MUSA Stockholders, Parent shall designate, or shall cause to be designated (pursuant to an agreement in form and substance reasonably acceptable to MUSA), a bank or trust company that is reasonably satisfactory to MUSA to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates in accordance with this Article II from time to time after the Effective Time (the "Paying Agent"). At or prior to the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent cash in an amount sufficient for the payment of the aggregate Merger Consideration pursuant to Section 2.1(b) (assuming no Appraisal Shares but taking into account any MUSA securities to be rolled over or otherwise converted into Parent equity after the Effective Time) upon surrender of such Certificates (such cash, the "Exchange Fund"); provided, however, the portion of such aggregate Merger Consideration allocable to Appraisal Shares shall be returned to Parent or the Surviving Corporation, upon demand by and at the direction of Parent. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis.

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such MUSA Stockholder shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other customary provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of MUSA Common Stock formerly represented by the Certificate shall have been converted pursuant to Section 2.1(b), and the Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of MUSA Common Stock that is not registered in the stock transfer books of MUSA, the proper amount of cash may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) Stock Transfer Books. At the close of business on the day on which the Effective Time occurs, the stock transfer books of MUSA shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MUSA Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) No Liability. None of Parent, Merger Sub, MUSA or the Paying Agent shall be liable to any Person in respect of any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent for payment to the holders of unsurrendered Certificates and unclaimed six months after the Effective Time shall be returned to Parent (along with all other funds in the Exchange Fund, including any interest and other income resulting from investments of the Exchange Fund), after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of the funds to which the holder of unsurrendered Certificates may be due, subject to Applicable Laws. If any Certificates shall not have been surrendered prior to six years after the Effective Time (or such earlier date immediately prior to such date as such amounts would otherwise escheat to or become property of any Governmental Authority), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming a Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent shall pay in respect of the lost, stolen or destroyed Certificate the Merger Consideration.

          (f) No Further Ownership Rights in MUSA Common Stock. The Merger Consideration paid in accordance with the terms of this Article II in respect of Certificates that have been surrendered in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of MUSA Common Stock represented thereby.

          (g) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any MUSA Stockholders or holders of MUSA Options or MUSA Deferred Stock Rights such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the MUSA Stockholders or holders of MUSA Options or MUSA Deferred Stock Rights, as the case may be, in respect of which the deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

          2.3. Treatment of Stock Options; Deferred Stock; Warrants.

          (a) Subject to the terms and upon the conditions herein, as of the Effective Time, each option to purchase shares of MUSA Common Stock (a "MUSA Option") granted under the Metals USA, Inc. 2002 Long-Term Incentive Plan (the "2002 Plan") or otherwise that is outstanding immediately prior to the Effective Time (whether or not vested) (which MUSA Options, in the aggregate, shall not be exercisable for a number of shares of MUSA Common Stock exceeding that number set forth in Section 4.4(a)) shall, by virtue of the Merger and without any action on the part of the holder thereof, MUSA, Parent or Merger Sub, be cancelled and converted into the right to receive, from Parent or the Surviving Corporation, as soon as practicable following the Effective Time, an amount in cash (less any applicable withholding taxes and without interest) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of MUSA Common Stock subject to such MUSA Option, multiplied by (ii) the number of shares of MUSA Common Stock subject to such MUSA Option immediately prior to the Effective Time. As of the Effective Time, all MUSA Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a MUSA Option shall cease to have any rights with respect thereto, except the right to receive the payment described in the immediately preceding sentence. Notwithstanding the foregoing, at the election of Parent, all or any portion of the MUSA Options held by any employee of MUSA or its subsidiaries that enters into an employment agreement or other arrangement with Merger Sub or Parent shall not be cancelled and converted into the right to receive cash as provided above, but shall instead be converted into options to purchase the stock of either Parent or Surviving Corporation in compliance with the requirements of Section 409 of the Code and any regulations thereunder; provided, however, if Parent desires to make such an election, it must do so no later than three business days prior to the Closing Date by delivering written notice to MUSA listing the names of the holders of MUSA Options (and the number of such holders' MUSA Options to be converted into Parent's or the Surviving Corporation's options, the exercise price of such new options and the number and type of shares of Parent or the Surviving Corporation subject to such new options) whose MUSA Options shall be converted, in whole or in part, into options to purchase the stock of Parent or the Surviving Corporation. Prior to the Effective Time, MUSA, the MUSA Board and the compensation committee of the MUSA Board (the "Committee") shall take any and all actions necessary under the 2002 Plan, the award agreements thereunder and otherwise to effectuate this
Section 2.3(a), including amending the 2002 Plan.

          (b) Subject to the terms and upon the conditions herein, as of the Effective Time, each outstanding and unvested right to receive one share of MUSA Common Stock ("MUSA Deferred Stock Right") granted under the 2002 Plan or otherwise (which MUSA Deferred Stock Rights, in the aggregate, shall not exceed that number set forth in Section 4.4(a)), shall, without any action on the part of the holder thereof, MUSA, Parent or Merger Sub, be cancelled and converted into the right to receive, from Parent or from the Surviving Corporation, as soon as practicable following the Effective Time, an amount in cash (less any applicable withholding taxes and without interest) equal to the Merger Consideration. As of the Effective Time, all MUSA Deferred Stock Rights shall no longer be outstanding and shall automatically cease to exist, and each holder of MUSA Deferred Stock Rights shall cease to have any rights with respect thereto, except the right to receive the payment described in the immediately preceding sentence. Prior to the Effective Time, MUSA, the MUSA Board and the Committee shall take any and all actions necessary under the 2002 Plan, the award agreements thereunder and otherwise to effectuate this Section 2.3(b), including amending the 2002 Plan.

          (c) Prior to the Effective Time, MUSA shall ensure that, except with respect to the portion of MUSA Options for which Parent has made an election in accordance to Section 2.3(a), following the Effective Time, no holder of a MUSA Option, holder of a MUSA Deferred Stock Right or participant in the 2002 Plan or other employee benefit arrangement of MUSA shall have any right thereunder to acquire or receive any capital stock (including payment of cash in settlement of any unit award, "phantom" stock or stock appreciation rights) of MUSA or the Surviving Corporation. Prior to the Effective Time, MUSA shall deliver to the holders of MUSA Options, holders of MUSA Deferred Stock Rights and other participants in the 2002 Plan appropriate notices, in form and substance reasonably acceptable to Parent, setting forth such holders' or participants' rights pursuant to this Agreement.

          (d) Subject to the terms and upon the conditions set forth herein, as of the Effective Time, each warrant to purchase MUSA Common Stock ("MUSA Warrants") issued pursuant to the Warrant Agreement by and between MUSA and Equiserve Trust Company, N.A., dated as of October 31, 2002 (the "Warrant Agreement"), or otherwise, shall, in accordance with the Warrant Agreement and without any action on the part of the holder thereof, MUSA, Parent or Merger Sub, no longer represent the right to receive shares of MUSA Common Stock upon the due exercise thereof, and shall thereafter represent the right to receive (upon surrender of such MUSA Warrant and the payment to the Surviving Corporation of the exercise price thereunder) an amount in cash equal to the product of (i) the number of shares of MUSA Common Stock subject to such MUSA Warrant immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. Prior to the Effective Time, MUSA shall take any and all actions necessary to effectuate this Section 2.3(d), including (x) no later than twenty (20) days prior to the Effective Time, delivering to the holders of MUSA Warrants and the warrant agent under the Warrant Agreement the notice required to be given by it pursuant to Section 12.2 of the Warrant Agreement and (y) executing and delivering to the warrant agent under the Warrant Agreement the written instrument required to be executed and delivered by it pursuant to Section 5.1(h) of the Warrant Agreement. On the Closing Date, MUSA shall, in accordance with Sections 3.2(b)(ii) and 12.1 of the Warrant Agreement, give notice to the Warrant Agent (as defined in the Warrant Agreement) and the holders of MUSA Warrants that MUSA has elected to accelerate the expiration of the MUSA Warrants to the 60th day following the Closing Date.

          2.4. Adjustments to Prevent Dilution. In the event that MUSA changes the number of shares of MUSA Common Stock, or securities convertible or exchangeable into or exercisable for shares of MUSA Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this sentence.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          In order to induce MUSA to enter into this Agreement, Parent and Merger Sub represent and warrant to MUSA that the statements contained in this
Article III are true, correct and complete.

          3.1. Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

          3.2. Corporate Power and Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution, performance and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by MUSA, constitutes a legal, valid and binding obligation of each of Merger Sub and Parent enforceable against each of them in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principles of equity.

          3.3. Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of Parent's Certificate of Incorporation, or Parent's Bylaws, or Merger Sub's Certificate of Incorporation or Merger Sub's Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, pledge, mortgage, charge, option, hypothecation, easement, restriction or other encumbrance (an "Encumbrance") upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its subsidiaries with, any third party or any local, domestic, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (each of the foregoing, a "Governmental Authority"), other than (i) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act") and applicable laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters ("Foreign Antitrust Laws"), (ii) compliance with any United States federal and state securities laws and any other applicable takeover laws and (iii) the filing with the Delaware Secretary of State of the Certificate of Merger;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Parent.

          3.4. Brokerage and Finders' Fees. Except for Parent's obligations to Credit Suisse First Boston LLC, neither Parent, Merger Sub nor any of their respective directors, officers or employees has incurred or will incur on behalf of Parent or Merger Sub any brokerage, finders', advisory or similar fee in connection with the transactions contemplated by this Agreement.

          3.5. Information Supplied.

          (a) The information with respect to Parent and its subsidiaries that Parent, Merger Sub or any affiliate thereof furnishes to MUSA in writing specifically for use in any

MUSA Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to MUSA Stockholders, at the time the MUSA Stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any MUSA Disclosure Document other than the Proxy Statement, at the time of the filing thereof, at the time of any distribution thereof and at the time of the MUSA Stockholders Meeting.

          (b) The Parent Disclosure Documents, if and when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not at the time of the filing thereof or at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to statements or omissions in the Parent Disclosure Documents based upon (i) information in the Proxy Statement (other than information with respect to Parent and its subsidiaries furnished by Parent, Merger Sub or any affiliate thereof to MUSA in writing specifically for use in the Proxy Statement) or (ii) information furnished to Parent in writing by MUSA specifically for use therein.

          3.6. Financing. Parent has delivered to MUSA copies of (a) a commitment letter, dated May 18, 2005 (the "Equity Financing Letter"), pursuant to which Apollo Management V, L.P. has committed, subject to the terms and conditions set forth therein, to contribute (or cause to be contributed) capital to Parent (the "Equity Financing"), and (b) a commitment letter dated May 13, 2005 (the "Debt Financing Agreement" and, together with the Equity Financing Letter, the "Financing Agreements"), pursuant to which Credit Suisse First Boston and CIBC World Markets Corp. have committed, subject to the terms and conditions set forth therein, to (i) make senior secured increasing rate bridge loans to Merger Sub, and (ii) enter into a credit agreement providing for senior secured asset-based revolving loans to Merger Sub (the "Debt Financing"). As used in this Agreement, the financing to be provided under clause (a) above shall be referred to as the "Equity Financing", the financing to be provided under clause (b) above shall be referred to as the "Debt Financing", and the Equity Financing and Debt Financing shall collectively be referred to as the "Financing." The aggregate proceeds of the Financing are in an amount sufficient to consummate the transactions contemplated hereby, including to pay the aggregate Merger Consideration, to pay the amounts required under Section 2.3(a) and 2.3(b), to pay the amounts required to holders of MUSA Warrants if such holders exercise such MUSA Warrants on or after the Closing Date (taking into account the payment of the exercise price by such holders to MUSA or the Surviving Corporation), to repay certain existing indebtedness of MUSA and its subsidiaries in accordance with Section 5.1(f) and to pay related fees and expenses (such amounts, the "Required Amounts"). As of the date hereof, none of the Financing Agreements has been withdrawn and Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Financing Agreements not being satisfied.

          3.7. Capitalization of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement (including the Financing).

          3.8. Section 203 of the DGCL. Neither Parent nor Merger Sub is, and at no time during the last three years has been, an "interested stockholder" of MUSA (as defined in Section 203 of the DGCL). Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of MUSA (other than as contemplated by this Agreement and the Support Agreement).

          3.9. Solvency. As of the date hereof, Parent believes, based upon its current understanding of the business, results of operations, assets, liabilities, operations, prospects and condition (financial and otherwise) of MUSA and its subsidiaries, and assuming that (a) the representations and warranties of MUSA set forth in Article IV are true and correct as of the date hereof and will be true and correct as of the Closing Date, (b) the projections of the performance (financial and otherwise) of MUSA and its subsidiaries provided by MUSA to Parent are accurate and correct and reflect the actual future performance of MUSA, (c) the due diligence materials provided to Parent prior to the date hereof by or on behalf of MUSA are true, correct and complete as of the date hereof and will be so true, correct and complete as of the Closing Date, (d) prior to the Closing Date, there shall not have been any event, change, circumstance, effect or state of facts that is or has a material adverse effect on the business, assets, liabilities, results of operations or financial condition of MUSA and its subsidiaries taken as a whole, and (e) assuming the Financing shall have been obtained on terms substantially comparable to those reflected in the Financing Agreements that, upon consummation of the Merger, the Surviving Corporation will not have unreasonably small capital to conduct its business, and will generally be able to pay its obligations as they become due in the ordinary course.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF MUSA

          In order to induce Merger Sub and Parent to enter into this Agreement, MUSA hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true, correct and complete.

          4.1. Organization and Standing. MUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of MUSA's subsidiaries is an organization duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of MUSA and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. MUSA is not in default in the performance, observance or fulfillment of any provision of the MUSA Certificate or the MUSA Bylaws. MUSA has heretofore furnished to Parent complete and correct copies of the MUSA Certificate and the MUSA Bylaws and the certificates of incorporation and bylaws or similar organizational documents for each of MUSA's subsidiaries.

          4.2. Subsidiaries. MUSA does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth in
Section 4.2 of the disclosure schedule delivered by MUSA to Parent and dated the date of this Agreement (the "MUSA Disclosure Schedule"). MUSA is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other Person. MUSA owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of its subsidiaries. Each of the outstanding shares of capital stock or other ownership interests of each of MUSA's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by MUSA free and clear of all Encumbrances. The following information for each of MUSA's subsidiaries is set forth in Section 4.2 of the MUSA Disclosure Schedule, as applicable: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock or share capital; and (c) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any of MUSA's subsidiaries, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other voting securities or ownership interests of any of MUSA's subsidiaries.

          4.3. Corporate Power and Authority. MUSA has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under this Agreement, and, subject to approval and adoption of this Agreement and the transactions contemplated by this Agreement by the MUSA Stockholders, to consummate the transactions contemplated by this Agreement. The execution, performance and delivery of this Agreement by MUSA have been duly authorized by all necessary corporate action on the part of MUSA, subject to adoption of this Agreement and the transactions contemplated by this Agreement by the MUSA Stockholders, and no other corporate proceedings on the part of MUSA are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MUSA, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of MUSA enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principles of equity.

          4.4. Capitalization of MUSA.

          (a) As of the date hereof, MUSA's authorized capital stock consisted solely of (i) 200,000,000 shares of MUSA Common Stock, of which 20,282,790 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding or reserved for future issuance under any agreement, arrangement or understanding. As of the date hereof, there are outstanding MUSA Options to purchase an aggregate of 1,081,270 shares of MUSA Common Stock, there are outstanding 45,437 MUSA Deferred Stock Rights and there are outstanding MUSA Warrants to purchase an aggregate of 3,556,703 shares of MUSA Common Stock.

          (b) Other than as set forth in Section 4.4(a), there are no outstanding (i) shares of MUSA capital stock or MUSA voting securities, (ii) subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of MUSA, or (iii) securities that are convertible into or exchangeable for any shares of MUSA capital stock or MUSA voting securities, and neither MUSA nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for, repurchase, redeem or otherwise acquire any securities of MUSA or any of its subsidiaries or any of their respective predecessors. No subsidiary of MUSA owns any MUSA capital stock, option or warrant to acquire MUSA capital stock or other interest determined by reference to the value of MUSA capital stock.

          (c) Each outstanding share of MUSA capital stock is, and each share of MUSA capital stock that may be issued will be, when issued, duly authorized and validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights. The issuance and sale of all of the shares of capital stock described in this Section 4.4 have been in compliance with United States federal and state securities laws. Section 4.4 of the MUSA Disclosure Schedule states the number of shares of MUSA Common Stock issuable to each holder of MUSA Options as of the date of this Agreement, including the applicable vesting schedule, exercise price and whether the MUSA Option is intended to qualify as an "incentive stock option" (within the meaning of Section 422 of the Code).
Section 4.4 of the MUSA Disclosure Schedule states the number of shares of MUSA Common Stock issuable to each holder of MUSA Warrants as of the date of this Agreement, including the exercise price and scheduled expiration thereof.
Section 4.4 to the MUSA Disclosure Schedule accurately sets forth the names of all holders of MUSA Deferred Stock Rights and holders of MUSA capital stock subject to any transfer restrictions, including the number of shares of each class of MUSA capital stock held by that holder and the vesting schedule with respect to such MUSA capital stock. Neither MUSA nor any of its subsidiaries has agreed to register any securities under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under any state securities law or granted registration rights to any individual or entity.

          4.5. Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of, the MUSA Certificate or the MUSA Bylaws;

          (b) except as set forth in Section 4.5(b) of the MUSA Disclosure Schedule, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of MUSA or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which MUSA or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MUSA or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by MUSA or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of this Agreement and the transactions contemplated by this Agreement by MUSA Stockholders, (ii) actions required by the HSR Act and Foreign Antitrust Laws, (iii) registrations or other actions required under United States federal and state securities laws, (iv) consents or approvals of any Governmental Authority set forth in Section 4.5(d) of the MUSA Disclosure Schedule, and (v) the filing with the Delaware Secretary of State of the Certificate of Merger;

other than in the case of Sections 4.5(b), 4.5(c) and 4.5(d) those exceptions that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          4.6. Brokerage and Finders' Fees; Expenses. Except for MUSA's obligations to CIBC World Markets Corp. and Jefferies & Co., Inc. (true and complete copies of all agreements relating to such obligations having previously been provided to Parent), neither MUSA nor any stockholder, director, officer, employee or affiliate of MUSA, has incurred or will incur on behalf of MUSA or its subsidiaries, any brokerage, finders', advisory or similar fee in connection with the transactions contemplated by this Agreement. MUSA's good faith estimate of the aggregate amount of all fees and expenses that will be paid or will be payable by MUSA and its subsidiaries to all attorneys, accountants and investment bankers in connection with the Merger and the transactions contemplated by this Agreement, and the negotiation of the related agreements (excluding any reasonable out-of-pocket third party costs that are solely and directly attributable to the cooperation required of MUSA and its subsidiaries pursuant to Section 5.3(e)) (the "Transaction Fees") is set forth on Section 4.6 of the MUSA Disclosure Schedule.

          4.7. MUSA SEC Documents.

          (a) MUSA and its subsidiaries have timely filed with the Commission all registration statements, prospectuses, forms, reports, schedules, statements and other documents (as supplemented and amended since the time of filing, collectively, the "MUSA SEC Documents") required to be filed by them since January 1, 2002 under the Exchange Act or the Securities Act. The MUSA SEC Documents, including any financial statements or schedules included in the MUSA SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any MUSA SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of MUSA and its subsidiaries included in the MUSA SEC Documents (i) have been prepared from, and are in accordance with, the books and records of MUSA and its subsidiaries,
(ii) at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any MUSA SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (iv) fairly present in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of MUSA and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of MUSA's subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, The Nasdaq Stock Market, any stock exchange or any other comparable Governmental Authority.

          (b) With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the MUSA SEC Documents filed since August 29, 2002, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002) in all material respects the financial condition and results of operations of MUSA as of, and for, the periods presented in the MUSA SEC Documents. Since August 29, 2002, MUSA's principal executive officer and its principal financial officer have disclosed to MUSA's auditors and the audit committee of the MUSA Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect MUSA's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MUSA's internal controls and MUSA has provided to Parent copies of any written materials relating to the foregoing. MUSA has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to MUSA, including its consolidated subsidiaries, is made known to MUSA's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of MUSA, such disclosure controls and procedures are effective in timely alerting MUSA's principal executive officer and its principal financial officer to material information required to be included in MUSA's periodic reports required under the Exchange Act. Except as set forth in

Section 4.7(b) of the MUSA Disclosure Schedule, there are no outstanding loans made by MUSA or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of MUSA. Since the enactment of the Sarbanes-Oxley Act of 2002, neither MUSA nor any of its subsidiaries has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of MUSA or any of its subsidiaries.

          4.8. Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents or (b) as incurred since the date thereof in the ordinary course of business consistent with prior practice, neither MUSA nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would (i) be required by GAAP to be reflected on a consolidated balance sheet of MUSA and its subsidiaries (or disclosed in the notes thereto) or (ii) otherwise reasonably be expected to be material to MUSA and its subsidiaries taken as a whole.

          4.9. Disclosure Documents.

          (a) The information with respect to MUSA and its subsidiaries that MUSA furnishes in writing to Parent specifically for use in the Parent Disclosure Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the MUSA Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each MUSA Disclosure Document will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. Each MUSA Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to stockholders of MUSA, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and
(ii) in the case of any MUSA Disclosure Document other than the Proxy Statement, at the time of the filing thereof, at the time of any distribution thereof and at the time of the MUSA Stockholders Meeting; provided, however, that this representation and warranty will not apply to statements or omissions in the MUSA Disclosure Documents based upon information with respect to Parent and its subsidiaries furnished to MUSA in writing by Parent specifically for use therein.

          4.10. Compliance with Law. MUSA and its subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the "MUSA Permits"), except for failures to hold such MUSA Permits that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. MUSA and its subsidiaries are in compliance with the terms of the MUSA Permits, except where the failure so to comply would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. The businesses of MUSA and its subsidiaries are not being conducted in violation of any Applicable

Laws, except for violations that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. No investigation or review by any Governmental Authority with respect to MUSA or any of its subsidiaries is pending or, to the knowledge of MUSA, threatened, nor has any Governmental Authority indicated in writing an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          4.11. Litigation. Except as set forth in Section 4.11 of the MUSA Disclosure Schedule, there is no suit, claim, action, proceeding, hearing, notice of violation, investigation or demand letter (an "Action") pending or, to the knowledge of MUSA, threatened, against MUSA or any of its subsidiaries or any executive officer or director of MUSA or any of its subsidiaries that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. There is no outstanding order, writ, injunction, judgment, award, rule or decree against MUSA or any of its subsidiaries or by which any property, asset or operation of MUSA or any of its subsidiaries is bound or affected that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          4.12. Absence of Certain Changes or Events.

          (a) From December 31, 2004 through the date of this Agreement, there has not been any Material Adverse Effect on MUSA or any event, change, effect or development that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          (b) Since December 31, 2004, MUSA and its subsidiaries have conducted their business and operated their properties in the ordinary course of business consistent with past practice.

          (c) There has not been any action taken by MUSA or any of its subsidiaries from December 31, 2004 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.3(a).

          4.13. Taxes.

          (a) Except as set forth in Section 4.13 of the MUSA Disclosure
Schedule: (i) MUSA and each of its subsidiaries have timely filed all United States federal, state, local and foreign income Tax Returns required to be filed by it, and all other Tax Returns required to be filed by it, except where the failure to file such Tax Returns would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA; (ii) all such Tax Returns were true, correct and complete in all material respects;
(iii) MUSA and each of its subsidiaries have paid or caused to be paid all Taxes in respect of the periods covered by such Tax Returns, except where the failure to pay such Taxes would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA; (iv) the most recent consolidated financial statements of MUSA included in the MUSA SEC Documents filed prior to the date of this Agreement reflect an adequate reserve in accordance with GAAP or all Tax liabilities of MUSA and its subsidiaries through the date thereof;
(v) each of MUSA and its subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, MUSA Stockholder or other third party, except where the failure to withhold and pay such amounts would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA; (vi) neither MUSA nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return; (vii) there are no security interests on any of the assets of MUSA or any of its subsidiaries that arose in connection with any failure to pay any Tax, except where such security interest would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA; (viii) there is no claim or dispute concerning any Tax liability of MUSA or its subsidiaries either (A) claimed or raised by any Governmental Authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of MUSA and its subsidiaries has knowledge based on personal contact with any agent of such Governmental Authority, except where such claim or dispute would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA; (ix) all income Tax Returns required to be filed by or with respect to MUSA or any of its subsidiaries through the year 1997 have been examined by the Internal Revenue Service or other appropriate Governmental Authority and the examination concluded, or are Tax Returns with respect to which the period during which any assessments may be made by the Internal Revenue Service or other appropriate Governmental Authority has expired (taking into account any extension or waiver thereof), and all deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign Governmental Authorities have been paid, fully settled or adequately provided for in the MUSA SEC Documents filed prior to the date of this Agreement, and no issue or claim has been asserted in writing for Taxes by any Governmental Authority for any prior period, other than those heretofore paid or provided for in the MUSA SEC Documents filed prior to the date of this Agreement; (x) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of MUSA or any of its subsidiaries; (xi) neither MUSA nor any of its subsidiaries (A) has been a member of a group filing consolidated returns for United States federal income Tax purposes (except for the group of which MUSA is the common parent), (B) has any liability for the Taxes of any Person (other than MUSA and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferor or successor, by contract or otherwise, (C) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature involving a material amount of Taxes that remains in effect, or (D) has been a party to any "reportable transaction" (within the meaning of Treasury Regulations Section 1.6011-4(b)); (xii) neither MUSA nor any of its subsidiaries has been required to include in income any material adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by MUSA or any of its subsidiaries, and the Internal Revenue Service has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by MUSA or any subsidiary); (xiii) MUSA has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code); and (xiv) MUSA has not been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (b) "Tax Returns" means returns, reports, forms or other documentation (including any additional or supporting material and any amendments or supplements) required to be filed with any Governmental Authority of the United States or any other relevant jurisdiction responsible for the imposition or collection of Taxes, including any information returns, claims for refunds, amended returns, or declarations of estimated Taxes.

          (c) "Taxes" means (i) all taxes (whether United States federal, state or local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, net worth, social security, worker's compensation, excise, or property taxes, together with any interest, penalties, additions to tax and additional amounts imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

          4.14. Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how or proprietary information contained on any website, processes, formulae, products, technologies, discoveries, apparatus, Internet domain names, trade dress and general intangibles of like nature (together with goodwill), customer lists, confidential information, licenses, software, databases and compilations including any and all collections of data and all documentation thereof (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, and "MUSA Intellectual Property Right" means all Intellectual Property Rights owned or licensed and used or held for use by MUSA or any of its subsidiaries.

          (b) MUSA and its subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property Rights used in the conduct of their businesses, except where the failure to own or possess the right to use such Intellectual Property Rights would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. No MUSA Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by MUSA or any of its subsidiaries or restricting the licensing thereof by MUSA or any of its subsidiaries to any Person, except for any judgment, injunction, order, decree or agreement that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. Neither MUSA nor any of its subsidiaries is infringing on any other Person's Intellectual Property Rights, and, to the knowledge of MUSA, no Person is infringing on any MUSA Intellectual Property Rights, except, in either case, as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. Except for such matters as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA, (i) neither MUSA nor any of its subsidiaries is a defendant in any Action relating to, or otherwise was notified in writing of, any claim alleging infringement by MUSA or any of its subsidiaries of any Intellectual Property Right and (ii) MUSA and its subsidiaries have no pending Action for any continuing infringement by any other Person of any MUSA Intellectual Property Rights.

          (c) None of the past or present employees, officers, directors or shareholders of MUSA has any ownership rights in any of the MUSA Intellectual Property Rights owned and registered by MUSA or any of its subsidiaries.

          4.15. Employee Benefit Plans.

          (a) For purposes of this Section 4.15, the following terms have the definitions given below:

          (i) "Controlled Group Liability" means any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code, (D) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and
     Section 4980B of the Code or the group health plan requirements of Chapter 100 of the Code and Section 609 of ERISA and (E) under corresponding or similar provisions of foreign laws or regulations.

          (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations thereunder.

          (iii) "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (iv) "Plans" means all employee benefit plans, programs and other arrangements providing benefits to any employee or former employee in respect of services provided to MUSA or any of its subsidiaries or to any beneficiary or dependent thereof, and whether covering one individual or more than one individual, sponsored or maintained by MUSA or any of its subsidiaries or to which MUSA or any of its subsidiaries contributes or is obligated to contribute or could have any liability. Without limiting the generality of the foregoing, the term "Plans" includes any defined benefit or defined contribution pension plan, profit sharing plan, stock ownership plan, deferred compensation agreement or arrangement, vacation pay, health, sickness, life, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, bonus or incentive plan or program, severance pay plan, agreement, arrangement or policy (including statutory severance and termination indemnity plans), practice or agreement, employment agreement, retiree medical benefits plan and each other employee benefit plan, program or arrangement including each "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

          (b) Section 4.15(b) of the MUSA Disclosure Schedule lists all Plans. With respect to each Plan, MUSA has provided to Parent a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Plan, including, without limitation, all plan documents (including amendments), benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the two most recent actuarial valuations for any defined pension benefit plans; (vi) any material notices provided either to any participants in any Plan or to any Governmental Authority relative to any Plan in the past three years; and (vii) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents provided to Parent, there are no amendments to any Plan that have been adopted or approved, nor has MUSA or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

          (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" (within the meaning of Section 401(a) of the Code) (a "Qualified Plan"). Except as set forth on Section 4.15(c) of the MUSA Disclosure Schedule, there are no existing circumstances nor any events that have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust.

          (d) Except as set forth on Section 4.15(d) of the MUSA Disclosure Schedule, all contributions required to be made by MUSA or any of its subsidiaries or any of their respective ERISA Affiliates to any Plan by Applicable Laws or by the terms of any Plan and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full.

          (e) MUSA and its subsidiaries and their respective ERISA Affiliates have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations (including any local Applicable Laws) applicable to the Plans in all material respects. Each Plan has been operated in compliance with its terms in all material respects. There is not now, and to the knowledge of MUSA there are no existing circumstances that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Encumbrance on the assets of MUSA or any of its subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code.

          (f) Except as set forth in Section 4.15(f) of the MUSA Disclosure Schedule, no Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Section 4.15(f) of the MUSA Disclosure Schedule, no Plan is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) (a "Multiple Employer Plan"), nor has MUSA or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date of this Agreement, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. Each Plan that is subject to Section 302 of ERISA and Section 412 of the Code meets the minimum funding standards of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver). Neither MUSA nor any of its ERISA Affiliates is required to provide security to such Plan pursuant to
Section 307
of ERISA or Section 501(a) of the Code. Since its last valuation date, there have been no amendments to such Plan that materially increase the present value of accrued benefits.

          (g) There does not now exist, and there are no existing circumstances that would reasonably be expected to result in, any material Controlled Group Liability that would be a liability of MUSA or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither MUSA nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or 4212(c) of ERISA.

          (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth on
Section 4.15(h) of the MUSA Disclosure Schedule, neither MUSA nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof. There has been no communication to employees of MUSA or any of its subsidiaries that could reasonably be expected or interpreted to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits on a permanent basis.

          (i) Except as disclosed in Section 4.15(i) of the MUSA Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of MUSA or any of its subsidiaries (either alone or in conjunction with any other event). Without limiting the generality of the foregoing, no amount paid or payable by MUSA or any of its subsidiaries in connection with the transactions contemplated by this Agreement, either solely as a result thereof or as a result of the transactions contemplated by this Agreement in conjunction with any other events, will be an "excess parachute payment" (within the meaning of Section 280G of the Code). Section 4.15(i) of the MUSA Disclosure Schedule sets forth the maximum aggregate amount of any such excess parachute payments.

          (j) There are no pending, or, to the knowledge of MUSA, threatened, Actions (other than claims for benefits in the ordinary course) that have been asserted or instituted against any Plan, any fiduciaries thereof with respect to their duties to any Plan or the assets of any of the trusts under any Plan that could reasonably be expected to result in any material liability of MUSA or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the United States Department of the Treasury, the United States Department of Labor or any Multiemployer Plan.

          (k) No Plan is subject to the laws of any jurisdiction outside of the United States.

          (l) Except as disclosed in Section 4.15(l) of the MUSA Disclosure Schedule, no disallowance of a deduction under Section 162(m) of the Code for employee reimbursement or compensation of any amount paid or payable by MUSA or any of its subsidiaries has occurred or is reasonably expected to occur.

          (m) Since January 1, 2003, MUSA and its subsidiaries have been and are in compliance in all material respects with Applicable Laws with respect to employment, employment practices, employee and independent contractor classification, labor relations, safety and health, wages, hours and terms and conditions of employment. MUSA and its subsidiaries have complied with their payment obligations to all employees of MUSA and its subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under each MUSA policy, practice, agreement, plan, program or Applicable Laws in all material respects.

          4.16. Contracts; Indebtedness.

          (a) Except as set forth in Section 4.16(a) of the MUSA Disclosure Schedule or as listed as an exhibit to MUSA's Annual Report on Form 10-K for the year ended December 31, 2004, neither MUSA nor any of its subsidiaries is a party to, and none of their respective properties or assets are bound by, (i) any agreement containing covenants purporting to limit the freedom of MUSA or any of its subsidiaries to compete in any line of business or sell, supply or distribute any service or product, in each case, in any geographic area or to hire any individual or group of individuals, (ii) any agreement that, after the Effective Time, would have the effect of limiting the freedom of Parent or any of its subsidiaries to compete in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area or to hire any individual or group of individuals, (iii) any joint venture or partnership agreement, (iv) any agreement with a supplier or a customer with a term in excess of one year, (v) any agreement that is terminable by the other party or parties upon a change in control of MUSA or any of its subsidiaries,
(vi) (I) any agreement that involves future expenditures or receipts by MUSA or any of its subsidiaries of more than $750,000 in any one-year period, except for any such agreement with a customer or a supplier made in the ordinary course of business consistent with past practice or (II) any agreement that involves future expenditures or receipts by MUSA or any of its subsidiaries of more than $5,000,000 in any one-year period, (vii) any agreement that by its terms limits the payment of dividends or other distributions by MUSA or any of its subsidiaries, (viii) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of MUSA or any of its subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses, (ix) any acquisition agreement with a purchase price in excess of $1,000,000 or that contains "earn-out" provisions or other contingent payment obligations, (x) any divestiture agreement with a purchase price in excess of $1,000,000 or that contains ongoing indemnification obligations or other material obligations or
(xi) any other "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission) (the contracts listed in Section 4.16(a) of the MUSA Disclosure Schedule or such exhibit list being referred to as the "Material Contracts"). Each such Material Contract is a valid, binding and enforceable obligation of MUSA or its subsidiaries and, to MUSA's knowledge, of the other party or parties thereto, in accordance with its terms, and in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. MUSA has not received any notice from any other party to any such Material Contract, and otherwise has no knowledge that such third party intends to terminate, or not renew, any such Material Contract. Prior to the date hereof, MUSA has made available to Parent true, correct and complete copies of all such Material Contracts. Neither MUSA nor any of its subsidiaries, and, to the knowledge of MUSA, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          (b) Section 4.16(b) of the MUSA Disclosure Schedule sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money of MUSA or any of its subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

          4.17. Labor Matters.

          (a) Section 4.17(a) of the MUSA Disclosure Schedule lists all collective bargaining, labor or similar agreements, including material local or side agreements in effect that MUSA or any of its subsidiaries or their respective assets or properties is bound by or subject to. Copies of all such agreements have been made available to Parent. MUSA and each of its subsidiaries has complied in all material respects with its obligations to, and is not in default under, any collective bargaining, labor or similar agreement that MUSA or any of its subsidiaries or their respective assets or properties is bound by or subject to. There is no labor strike, dispute, lockout or stoppage pending, or, to the knowledge of MUSA or any of its subsidiaries, threatened, against MUSA or any of its subsidiaries, and neither MUSA nor any of its subsidiaries has experienced any labor strike, dispute, lockout or stoppage or other material labor difficulty involving its employees since January 1, 2001. To the knowledge of MUSA or any of its subsidiaries, since January 1, 2001, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of MUSA or any of its subsidiaries. Neither MUSA nor any of its subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice charge or complaint against MUSA or any of its subsidiaries or involving their respective assets or properties that is pending or, to the knowledge of MUSA or any of its subsidiaries, threatened before the National Labor Relations Board. There is no pending or, to the knowledge of MUSA or any of its subsidiaries, threatened employee or governmental claim or investigation regarding employment matters, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, or, to the knowledge of MUSA or any of its subsidiaries, investigations regarding Fair Labor Standard Acts compliance or audits by the Office of Federal Contractor Compliance.

          (b) To MUSA's knowledge, no executive officer or employee of MUSA or any of its subsidiaries earning in excess of $100,000 per year has given notice to MUSA or any of its subsidiaries, nor is MUSA or any of its subsidiaries otherwise aware that any such employee intends to terminate his or her employment with MUSA or any of its subsidiaries.

          4.18. Customer/Supplier Relationships. Except as set forth in Section
4.18 of the MUSA Disclosure Schedule, since December 31, 2004, no material customer of MUSA or any of its subsidiaries has indicated that it will stop or materially decrease purchasing services, materials or products from MUSA or such subsidiary, and no material supplier or service provider of MUSA or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to MUSA or such subsidiary, or, in each case, is otherwise involved in, or is threatening, a material dispute with MUSA or such subsidiaries. Section 4.18 of the MUSA Disclosure Schedule describes each termination or nonrenewal that has occurred during the 2004 calendar year with respect to any contract with any customer involving payments in excess of $3,000,000 per year or any supplier involving payments in excess of $3,000,000 per year. Section 4.18 of the MUSA Disclosure Schedule also describes each termination or nonrenewal that has occurred between January 1, 2005 and the date of this Agreement with respect to any contract with any customer involving payments reasonably expected to be in excess of $3,000,000 for the 2005 calendar year or any supplier involving payments reasonably expected to be in excess of $3,000,000 for the 2005 calendar year.

          4.19. Environmental Matters. Except for such matters as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA: (a) MUSA and its subsidiaries and the properties owned, operated and leased by MUSA and its subsidiaries are in compliance with all applicable Environmental Laws and Environmental Permits and any and all past non-compliance of MUSA or any of its subsidiaries with any Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligations, costs or liabilities; (b) MUSA and its subsidiaries hold all required Environmental Permits; (c) neither MUSA, nor its subsidiaries or any property owned, operated or leased by MUSA or its subsidiaries is subject to any existing, pending, or, to the knowledge of MUSA, threatened, Action under any Environmental Laws; (d) there has been no Release of any Hazardous Material (as defined below) in violation of Environmental Laws and no Hazardous Materials are present in violation of Environmental Laws, in each case, at, in, to, from, on or under any property currently or formerly owned, operated or leased by MUSA, its subsidiaries or their respective predecessors, in each case, that could result in a liability to or Action against MUSA or its subsidiaries; (e) neither MUSA nor its subsidiaries has knowledge of or has received notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which are likely to interfere with or prevent compliance or continued compliance by MUSA or its subsidiaries with any Environmental Laws, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the Release or exposure to or of any Hazardous Material; (f) neither MUSA nor its subsidiaries, any predecessors of MUSA or its subsidiaries, nor any entity previously owned by MUSA or its subsidiaries, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location that could result in a liability to or Action against MUSA or its subsidiaries; (g) there are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos-containing materials at any property owned, operated or leased by MUSA or its subsidiaries; (h) neither MUSA nor its subsidiaries has, either expressly or by operation of law, assumed or undertaken, or agreed to assume or undertake, responsibility for any liability or obligation of any other Person, arising under or relating to Environmental Laws; (i) to MUSA's knowledge, there have been no environmental investigations, studies, audits, tests, reviews or other analyses that are in the possession of MUSA or its subsidiaries (or any representatives thereof) with respect to any real property owned, operated or leased by MUSA or its subsidiaries that have not been delivered to Parent prior to execution of this Agreement; and (j) neither MUSA nor its subsidiaries is party to any consent decrees, orders, settlement agreements or other agreements with any Governmental Authority pursuant to or related to Environmental Laws. "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, common law, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health and the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials, including but not limited to: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. ss. 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. ss. 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material. "Environmental Permit" means any permit, approval, grant, consent, exemption, certificate order, easement, variance, franchise, license or other authorization required under or issued pursuant to any applicable Environmental Laws. "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, mold, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, migrating, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material.

          4.20. Insurance. Section 4.20 of the MUSA Disclosure Schedule sets forth a list of all insurance policies maintained by MUSA or any of its subsidiaries. All premiums payable under such policies have been duly paid to date and each such policy is in full force and effect. No notice of cancellation or termination has been received with respect to any such policy. There is no material claim by MUSA or any of its subsidiaries pending under any of such policies and no material claim made since January 1, 2003 has been denied or, in the case of any pending claim, questioned or disputed by the underwriters of such policies. Such policies have been issued by insurers that are reputable and financially sound and provide coverage for the operations conducted by MUSA and its subsidiaries of a scope and coverage consistent with customary industry practice. Neither MUSA nor any of its subsidiaries has been refused any insurance with respect to any of its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

          4.21. Properties and Assets. MUSA and its subsidiaries have, and immediately following the Effective Time will continue to have, good and valid title to their owned assets, or in the case of assets and properties they lease, license, or have other rights in, valid rights by lease, license, or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary and desirable to permit MUSA and its subsidiaries to conduct their business as currently conducted, except for such failures to hold valid titles or rights to lease that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA. The assets and properties (in each case, tangible and intangible) owned or used by MUSA and its subsidiaries are in satisfactory condition and repair for their continued use as they have been used and adequate in all material respects for their current use, subject to reasonable wear and tear.

          4.22. Real Property. Section 4.22(a) of the MUSA Disclosure Schedule sets forth a true and complete list of all real property and interests in real property owned in fee by MUSA or any of its subsidiaries (collectively, the "Owned Real Property") and the address for each Owned Real Property. Section 4.22(b) of the MUSA Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by MUSA or any of its subsidiaries (collectively, the "Leased Real Property" and, together with the Owned Real Property, the "Real Property"), (ii) the address for each Leased Real Property, (iii) an identification of the applicable lease, sublease or other agreement therefor and any and all amendments, modifications, side letters relating thereto, and (iv) current rent amounts payable by MUSA or any of its subsidiaries thereunder. Each of MUSA and its subsidiaries holds good, valid and marketable fee title to the Owned Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances. All buildings, structures, improvements and fixtures located on, under, over or within the Real Property are in a state of good operating condition and repair and are sufficient for the ordinary conduct of business, subject to reasonable wear and tear between the date hereof and the Closing Date. All of the leases, subleases and other agreements (each, a "Lease Agreement") pursuant to which MUSA or its subsidiaries occupy the Leased Real Property are valid, binding and in full force and effect. True and complete copies of the Lease Agreements have previously been delivered to Parent. To MUSA's knowledge, there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Lease Agreement. There is no pending or, to MUSA's knowledge, threatened proceeding that is reasonably likely to interfere with the quiet enjoyment of any lessee or sublessee of a Leased Real Property. "Permitted Encumbrances" means (i) liens and encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, in each case, that do not materially detract from the value of, or materially impair the use of, such property by MUSA or any of its subsidiaries in the operation of their respective business, (ii) liens and encumbrances of carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business not in excess of $2 million in the aggregate, (iii) interests of a lessor to any leased property, (iv) liens and encumbrances listed in Section 4.22(c) of the MUSA Disclosure Schedule or (v) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, consistently applied, in the books and records of MUSA or its subsidiaries.

          4.23. Inventory. All of the inventory of MUSA and its subsidiaries reflected on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents or thereafter acquired (and not subsequently sold in the ordinary course of business) consists of items of a quality and quantity useable and saleable in the ordinary course of the business of

MUSA and its subsidiaries as quality goods at prices having a value at least equal to the amount reflected on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents, except as to obsolete and below standard quality inventory, the value of which has been written down on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents and on MUSA's books and records to realizable market value. All items of inventory are valued on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents at the lower of cost or estimated realizable market value, in accordance with GAAP. The inventories and supplies for the business of MUSA and its subsidiaries are at adequate levels for the continuation of the business of MUSA and its subsidiaries (assuming the continuation of operations as currently conducted).

          4.24. Accounts Receivable. The accounts receivable of MUSA and its subsidiaries that are reflected on the balance sheet of MUSA as of December 31, 2004 included in the MUSA SEC Documents constitute all of the accounts receivable of MUSA and its subsidiaries as of December 31, 2004, other than those reserved for in the allowance for doubtful accounts on such balance sheet. All of such accounts receivable represent, and those existing on the Closing Date will represent, valid obligations arising from sales actually made or services actually performed and are not and will not be subject to any material contest, claim, or right of set-off, other than returns and adjustments in the ordinary course of business.

          4.25. Books and Records. The books and records of MUSA and its subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of MUSA and its subsidiaries.

          4.26. Related Party Transactions. Except as set forth in Section 4.26 of the MUSA Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by MUSA or any of its subsidiaries to, and neither MUSA nor any of its subsidiaries is otherwise a creditor or debtor to, or party to any contract, agreement or transaction with, any holder of 5% or more of MUSA Common Stock or any director, officer, employee or affiliate of MUSA or any of its subsidiaries, or to MUSA's knowledge any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice. Since December 31, 2004, no event has occurred that would be required to be reported by MUSA under Item 404 of Regulation S-K promulgated by the Commission.

          4.27. Opinion of Jefferies & Co. Inc. The MUSA Board has received the written opinion of Jefferies & Co. Inc., dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received by the MUSA Stockholders pursuant to the Merger is fair to the MUSA Stockholders (other than Parent and its affiliates and other than MUSA Stockholders who will have a continuing investment in Parent or Surviving Corporation) from a financial point of view. MUSA shall provide a complete and correct signed copy of such opinion to Parent solely for informational purposes as soon as practicable after the date of this Agreement.

          4.28. Board Recommendation; Required Vote. The MUSA Board, at a meeting duly called and held, has, by unanimous vote of those directors present and voting with the only director then in office not voting being C. Lourenco Goncalves, who abstained from the vote, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the MUSA Stockholders; (b) declared advisable and in all respects approved and adopted this Agreement, and the transactions contemplated by this Agreement (other than the transactions contemplated by the Employment Agreement and the Support Agreement), including the Merger, taking into account the terms of the Support Agreement; and (c) resolved to recommend that the MUSA Stockholders approve and adopt this Agreement and the Merger (the "MUSA Board Recommendation"), and the MUSA Board Recommendation has not been withdrawn, modified, qualified or otherwise changed in a manner adverse to Parent, provided that any withdrawal, modification or qualification of such recommendation in accordance with Section 1.6(c) shall not be deemed a breach of this representation. Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 3.8 are true and correct, the affirmative vote of holders of a majority of the outstanding shares of MUSA Common Stock to approve and adopt this Agreement and the Merger is the only vote of the holders of any class or series of capital stock of MUSA necessary to approve and adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

          4.29. Section 203 of the DGCL. Prior to the date of this Agreement, the MUSA Board has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Support Agreement or the transactions contemplated hereby or thereby, including the Merger, without any further action on the part of the MUSA Stockholders or the MUSA Board. No other state takeover statute is applicable to the Merger.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

          The parties hereto agree that:

          5.1. Mutual Covenants.

          (a) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, MUSA and Parent will use (and will cause their respective subsidiaries to use) their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement or Applicable Laws to consummate and make effective as soon as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including working together to ensure a smooth transition with respect to, and to maintain existing relationships with, employees, customers and suppliers of MUSA and its subsidiaries.

          (b) HSR Act.

          (i) MUSA and Parent shall, promptly after the execution and delivery of this Agreement, file with the Federal Trade Commission and the United States Department of Justice the notification required to be filed with respect to the transactions provided in this Agreement under the HSR Act (and request early termination of the waiting period) and shall file promptly with the appropriate Governmental Authorities all notifications (if any) required under applicable Foreign Antitrust Laws. Each of MUSA and Parent shall, in connection therewith, cooperate as necessary to promptly amend such filings or supply additional information and documentary material as may be requested pursuant to the HSR Act or Foreign Antitrust Laws.

          (ii) Each party hereto, through outside counsel, will (A) promptly notify every other party hereto of any written communication to that party from any Governmental Authority concerning this Agreement or the transactions contemplated hereby and, if practicable, permit each other party's counsel to review in advance any proposed written communication to any such Governmental Authority concerning this Agreement or the transactions contemplated hereby and incorporate each other party's reasonable comments; (B) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with each other party's counsel in advance, and, to the extent permitted by such Governmental Authority, gives each other party the opportunity to attend; and (C) furnish to each other party's counsel copies of all correspondence, filings, and written communications between them and their respective representatives on the one hand, and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement or the transactions contemplated hereby; provided, however, that, in each case, any references to the valuation of the Merger and the transactions contemplated hereby may be redacted from the information or documentation furnished or made available to such other party's counsel.

          (c) Public Announcements. Parent and MUSA will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by Applicable Laws or any listing agreement with or any rules of national securities exchange, in which case the issuing party will use its commercially reasonable effort to consult with the other party before it issues any such press release or make any such public statement.

          (d) Conveyance Taxes. MUSA and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

          (e) Notice of Certain Events. Each of MUSA and Parent shall promptly notify the other of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (iii) any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting MUSA, Parent or any of their respective subsidiaries that relate to the consummation of the transactions contemplated by this Agreement, including the Merger.

          (f) Repayment of Certain Existing Indebtedness of MUSA.

          (i) On the Closing Date, simultaneously with the Closing, subject to the terms and conditions set forth herein, Parent shall provide the necessary funds to allow MUSA or the Surviving Corporation to, and Parent and MUSA shall cause MUSA or Surviving Corporation to, repay in full any Obligations (as defined in the Loan Agreement) outstanding under the Loan and Security Agreement, dated as of October 31, 2002 (as amended, the "Loan Agreement"), among MUSA, its subsidiaries, Bank of America, National Association, as administrative agent, and the other lenders named therein.

          (ii) MUSA shall (or shall cause its subsidiaries to) either (A) prepay in full all amounts due (including the Prepayment Premium (as defined in the Note)) under the Promissory Note, from Metals USA Carbon Flat Rolled, Inc. to Bank One, N.A., dated October 31, 2002 (the "Note"), such prepayment to occur on ---- June 30, 2005, or (B) obtain on or prior to June 30, 2005 a written consent from Bank One, N.A. (or the assignee thereof, if applicable), in form and substance reasonably satisfactory to Parent, providing for the right of Metals USA Carbon Flat Rolled, Inc. to prepay in full the Note (without any premium or penalty other than the Prepayment Premium) on the Closing Date, such consent to be obtained without the incurrence (or an agreement to incur) of any cost, expense or other liability, other than incidental administrative or legal costs.

          (g) Actions and Proceedings. In the event that any administrative or judicial Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent and MUSA shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          5.2. Covenants of Parent.

          (a) Indemnification; Directors' and Officers' Insurance.

               (i) Without limiting any additional rights that any employee, officer or director of MUSA or any of its subsidiaries may have under any employment agreement or Plan or under the MUSA Certificate or the MUSA Bylaws, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former officer and director of MUSA and its subsidiaries (the "Indemnified Directors and Officers"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of acts or omission taken or omitted to be taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), or taken by them at or prior to the Effective Time at the request of MUSA or any MUSA subsidiary, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Applicable Laws for a period of six years from and after the Effective Time and to the extent provided for in the MUSA Certificate and the MUSA Bylaws. Each Indemnified Director and Officer will be entitled, to the extent provided for in the MUSA Certificate and the MUSA Bylaws, to advancement of expenses incurred in the defense of any Action from the Surviving Corporation.

               (ii) From and after the Effective Time, Parent shall cause the Persons serving as directors and officers of MUSA immediately prior to the Effective Time to be covered by directors' and officers' liability insurance policy(ies) maintained by Surviving Corporation, with limits, terms and conditions at least as favorable as those in the existing policies of MUSA, for a period of six years from and after the Effective Time with respect to acts or omissions occurring prior to the Effective Time; provided, that Parent may substitute therefor a single premium tail coverage with respect to directors' and officers' liability insurance for acts or omissions occurring prior to the Effective Time that were committed by such directors and officers in their capacities as such, with policy limits, terms and conditions at least as favorable as the limits, terms and conditions in the existing policies of MUSA (or with such other limits, terms and conditions as permitted by the final two provisos of this sentence); provided, further, that in no event shall Parent be required to expend an amount pursuant to this Section 5.2(a)(ii) in excess of 200% of the current annual premium paid by MUSA for its existing coverage in the aggregate (the "Insurance Amount"); and provided, further, that if Parent is unable to obtain tail coverage with policy limits, terms and conditions at least as favorable to the limits, terms and conditions in the existing policies of MUSA as a result of the preceding provision, Parent shall obtain the most advantageous tail coverage as is available for the Insurance Amount.

               (iii) The certificate of incorporation and bylaws of the Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Directors and Officers than are presently set forth in the MUSA Certificate and the MUSA Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

               (iv) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Closing Date) is made against any Indemnified Director or Officer or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this
          Section 5.2(a) shall continue in effect until the final disposition of such Action.

               (v) This Section 5.2(a) is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Applicable Laws, contract or otherwise, which contracts or other arrangements are listed in Section 5.2(a)(v) of the MUSA Disclosure Schedule.

               (vi) In the event that the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets as an entirety in one or a series of related transactions to any Person(s), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or such Persons(s), as the case may be, shall assume the obligations set forth in this Section 5.2(a); provided that the Surviving Corporation shall not be relieved from such obligation. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation (or any successor or assignee of its obligations hereunder) unable to satisfy its obligations under this Section 5.2(a).

          (b) Financing. Parent shall use its reasonable best efforts to obtain the Financing within 30 days after all of the conditions in Article VI (other than the condition set forth in Section 6.2(d)) have been satisfied or are capable of being satisfied, on the terms and conditions set forth in the Financing Agreements. Parent shall keep MUSA informed on a reasonably current basis of the status of the financing process relating thereto. In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent will (i) use its reasonable best efforts to obtain alternative financing (in an amount sufficient, when taken together with the proceeds from the Equity Financing, to pay the Required Amounts) on substantially comparable or more favorable terms from other sources within 30 days after all of the conditions in Article VI (other than the condition set forth in Section 6.2(d)) have been satisfied or are capable of being satisfied and (ii) promptly notify MUSA of such unavailability and the reason therefor. From the date hereof until the first to occur of a termination of this Agreement in accordance with Article VII or the Effective Time, Parent will not, without the prior written consent of MUSA, (A) amend either of the Financing Agreements in order to include additional conditions to the consummation of the Financing, except for additional conditions that in the ordinary course would be satisfied at or prior to the time the other conditions herein and therein would be satisfied or (B) terminate either of the Financing Agreements, unless the Debt Financing becomes unavailable and Parent is using its reasonable best efforts to obtain alternative financing in accordance with this Section 5.2(b).

          (c) Disclosure Documents. Parent shall promptly prepare and file (separately, or as part of the Proxy Statement) with the Commission, if required, a Rule 13E-3 Transaction Statement (the "Transaction Statement") with respect to the Merger (together with any supplements or amendments thereto, collectively, the "Parent Disclosure Documents") that will comply as to form in all material respects with the applicable requirements of the Exchange Act. MUSA and its counsel shall be given an opportunity to review and comment on the Transaction Statement prior to its being filed with the Commission.

          5.3. Covenants of MUSA.

          (a) Conduct of MUSA's Operations. From the date hereof until the first to occur of a termination of this Agreement in accordance with Article VII or the Effective Time, MUSA shall and shall cause each of its subsidiaries to conduct its business and operate its properties in the ordinary course of business consistent with past practice and MUSA shall and shall cause each of its subsidiaries to use its reasonable best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent or as required by this Agreement or as set forth in Section 5.3(a) of the MUSA Disclosure Schedule, from the date hereof until the Effective Time, MUSA shall not:

               (i) do or effect any of the following actions with respect to its securities or the securities of its subsidiaries: (A) adjust, split, combine or reclassify MUSA capital stock or that of its subsidiaries,
          (B) make, declare or pay any dividend or distribution on (other than dividends or distributions by a direct or indirect wholly owned subsidiary of MUSA to its parent), or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of MUSA capital stock or that of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of MUSA capital stock or that of its subsidiaries, (C) grant any Person any right or option to acquire any shares of MUSA capital stock or that of its subsidiaries or any other equity-based compensation award based on shares of MUSA capital stock or that of its subsidiaries, (D) issue, deliver, sell, pledge or encumber or agree to issue, deliver, sell, pledge or encumber any shares of MUSA capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of MUSA capital stock or such securities (except pursuant to (1) the exercise of MUSA Options that are outstanding as of the date of this Agreement and in accordance with the existing terms of such MUSA Options, (2) the vesting of any MUSA Deferred Stock Right outstanding as of the date of this Agreement, or (3) issuances of shares of MUSA Common Stock upon conversion of MUSA Warrants) or the capital stock or such securities of its subsidiaries, or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of MUSA capital stock or that of its subsidiaries;

               (ii) directly or indirectly, sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of its property or assets (including stock or other ownership interests of its subsidiaries) (collectively, "Transfers"), other than Transfers in the ordinary course of business consistent with past practice;

               (iii) make or propose any changes in the MUSA Certificate or the MUSA Bylaws or the organizational documents of any subsidiary;

               (iv) (A) merge or consolidate with any other Person or (B) adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization, other than, with respect to clause (A), mergers or consolidations consummated to effectuate an acquisition pursuant to clause (v) immediately below;

               (v) acquire assets or capital stock of any other person, other than acquisitions for consideration not in excess of $1,000,000 individually or $3,000,000 in the aggregate;

               (vi) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity (not including direct or indirect wholly owned subsidiaries of MUSA), other than in the ordinary course of business, consistent with past practice, and not, in any case, in an aggregate amount in excess of $1,000,000;

               (vii) (A) create any subsidiaries, other than, with respect to this clause (A), as permitted pursuant to clauses (iv) and (v) above or (B) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its existing subsidiaries;

               (viii) (A) establish, or increase compensation or benefits provided under, any of its Plans or employment or consulting agreements, except for increases to base salary in the ordinary course of business consistent with past practices for employees of MUSA or its subsidiaries who earn less than $150,000 per year and other than as provided in clause (D) below, (B) except as otherwise provided in Sections 2.3(a) and (b), otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers or those of any subsidiary, or otherwise pay any amounts not due such individual, including without limitation, with respect to severance, (C) enter into any new or amend any existing employment or consulting agreement with any director or officer of MUSA (such directors and officers, taken together, the "Key MUSA Individuals"), (D) without the prior written consent of Parent, enter into any new or amend any existing employment or consulting agreement with any employee, consultant or service provider or hire or retain the services of any such person if the compensation (base salary and any guaranteed and/or signing bonuses) shall exceed $50,000, provided that this clause (D) shall not apply (x) to the Key MUSA Individuals, (y) to outside counsel retained in the ordinary course of business or (z) with respect to the incurrence of Transaction Fees, subject to Section 5.3(f), (E) establish, adopt or enter into any collective bargaining agreement, or
          (F) fund or make any contribution to any Plan or any related trust or other funding vehicle, other than regularly scheduled contributions to trusts funding qualified plans, except in each of clauses (A), (B), (D), (E) and (F) as may be required to comply with Applicable Law, any Plans or existing contractual arrangements;

               (ix) except as permitted under clause (viii) above or as contemplated by this Agreement, enter into, adopt or amend any Plan (or any new arrangement that would constitute a Plan), except as shall be required by Applicable Laws;

               (x) change any method or principle of Tax or financial accounting, except to the extent required by GAAP or Applicable Law as advised by MUSA's regular independent tax advisors or accountants;

               (xi) renew or enter into any noncompete, exclusivity or similar agreement that would restrict or limit, in any material respect, the operations of MUSA and its subsidiaries, or, after the Effective Time, Parent or its subsidiaries;

               (xii) settle or compromise any material Actions, whether now pending or hereafter made or brought, or waive, release or assign any material rights or claims, or settle any other Actions other than in the ordinary course of business and without any admission of wrongdoing or liability;

               (xiii) (A) enter into any contract that would constitute a Material Contract or any agreement or series of related agreements having an aggregate value over its term greater than $1,000,000, or
          (B) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Material Contract or any agreement or series of related agreements having an aggregate value over its term greater than $1,000,000;

               (xiv) renew, enter into, amend or waive any material right under any contract with, or loan to, any affiliate of MUSA (other than its direct or indirect wholly owned subsidiaries);

               (xv) incur or commit to any capital expenditures that, individually or in the aggregate, would cause total capital expenditures of MUSA and its subsidiaries for the calendar year 2005 to exceed $23,326,000;

               (xvi) make, revoke or amend any Tax election, enter into any closing agreement, settle or compromise any claim or assessment with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any Taxes or, without consulting prior thereto with Parent, file any Tax Returns (including any amended Tax Returns);

               (xvii) permit or cause any of its subsidiaries to do any of the foregoing or agree or commit to do any of the foregoing (it being understood that for purposes of each of clauses (v), (vi) and (xv) of this Section 5.3(a), the aggregate dollar thresholds referred to therein shall be the aggregate thresholds for conduct by MUSA and its subsidiaries taken as a whole with respect to the covenants contained in such clauses); or

               (xviii) agree in writing or otherwise to take any of the foregoing actions.

          (b) Acquisition Proposals.

               (i) Subject to Section 5.3(b)(iii), MUSA agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) ("Representatives") not to, directly or indirectly, (A) initiate, solicit, encourage or facilitate any inquiries with respect to, or the making of, an Acquisition Proposal, (B) engage in any negotiations concerning, or provide any confidential information or data to, have any discussions with, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature (each, a "Person") relating to, or otherwise facilitate, an Acquisition Proposal, (C) approve or recommend or propose publicly to approve or recommend, any Acquisition Proposal or (D) approve or recommend, or determine to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than a confidentiality agreement as contemplated by and in accordance with
          Section 5.3(b)(iii)) or propose publicly or agree to do any of the foregoing relating to any Acquisition Proposal.

               (ii) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent MUSA or the MUSA Board from complying with its disclosure obligations under Sections 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that if the MUSA Board either
          (A) does not re-affirm the MUSA Board Recommendation in any such disclosure document or communication or (B) subject to the compliance with the other provisions of this Section 5.3(b), withdraws, modifies or qualifies the approval of this Agreement by the MUSA Board or the MUSA Board Recommendation in a manner adverse to Parent in such disclosure documents or communications, then, in either such case, Parent shall have the right to terminate this Agreement to the extent set forth in Section 7.4(a) of this Agreement.

               (iii) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent MUSA or the MUSA Board from at any time prior to, but not after, the time this Agreement is approved and adopted by the MUSA Stockholders at the MUSA Stockholders Meeting, (A) providing information in response to a request therefor by, or engaging in any negotiations or discussions with, a Person that has made an unsolicited bona fide written Acquisition Proposal (and with respect to such Person and Acquisition Proposal, MUSA has not violated Section 5.3(b)(i)) if the MUSA Board receives from such Person an executed confidentiality agreement on customary terms no less favorable to MUSA than the Confidentiality Agreement, dated as of February 1, 2005, between MUSA and an affiliate of Parent (the "Confidentiality Agreement"); or (B) recommending such an unsolicited bona fide written Acquisition Proposal to the MUSA Stockholders, if and only to the extent that, (1) in each such case referred to in clause (A) or (B) above, (I) the MUSA Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their fiduciary duties under Applicable Laws, and (II) such Acquisition Proposal was not solicited by MUSA, any subsidiary thereof or any officer, director, employee, agent or Representative of any of the foregoing acting on behalf of or at the direction of MUSA or any of its subsidiaries and did not otherwise result from a breach of this
          Section 5.3(b); (2) in the case of clause (A) above, the MUSA Board determines in good faith after consultation with outside legal counsel and outside financial advisors that it is reasonably likely to result in a Superior Proposal; and (3) in the case of clause (B) above, (I) the MUSA Board determines in good faith that such Acquisition Proposal constitutes a Superior Proposal, (II) Parent shall have received written notice (the "Superior Proposal Notice") of MUSA's intention to take the action referred to in clause (B) at least four business days prior to the taking of such action by MUSA, and (III) during such four business day period (the "Waiting Period") MUSA and its advisors shall have negotiated in good faith with Parent and Merger Sub to make adjustments in the terms and conditions of this Agreement and the MUSA Board fully considers any such adjustment and nonetheless concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal. If the MUSA Board recommends an unsolicited bona fide written Acquisition Proposal pursuant to clause (B) above, Parent shall be entitled to terminate this Agreement pursuant to Section 7.4(a) of this Agreement.

               (iv) Except as permitted by Section 1.6(c) or Section 5.3(b)(iii), neither the MUSA Board nor any committee thereof shall
          (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger, any of the transactions contemplated hereby or the MUSA Board Recommendation or take any action or make any statement in connection with the MUSA Stockholders Meeting inconsistent with such approval or MUSA Board Recommendation (collectively, a "Change in the MUSA Board Recommendation"), or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of this Agreement, a Change in the MUSA Board Recommendation shall include any approval or recommendation (or public proposal to approve or recommend) by the MUSA Board of an Acquisition Proposal, or any failure by the MUSA Board to recommend against an Acquisition Proposal in any case where the MUSA Board is required by Applicable Laws to make a recommendation or otherwise make a statement with respect to an Acquisition Proposal, it being agreed that if an Acquisition Proposal has become publicly known, the MUSA Board will make such a statement as promptly as practicable (having had a reasonable opportunity to consider promptly such Acquisition Proposal) in accordance with Applicable Laws, and the failure by MUSA within such reasonable time period to reaffirm the MUSA Board Recommendation shall be deemed to be a Change in the MUSA Board Recommendation.

               (v) MUSA agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the parties hereto) conducted heretofore with respect to any Acquisition Proposal. MUSA agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.3(b)(i) of the obligations undertaken in this Section 5.3(b). MUSA also agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its subsidiaries or their respective officers, directors, employees, agents or Representatives with respect to the consideration or making of any Acquisition Proposal.

               (vi) From and after the execution of this Agreement, MUSA shall promptly orally notify Parent of any request for information or any inquiries, proposals or offers relating to an Acquisition Proposal, indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and MUSA shall provide to Parent written notice of any such inquiry, proposal or offer within 24 hours of such event, as well as a copy of any such request, inquiry, proposal or offer to the extent in writing. MUSA shall keep Parent informed orally on a current basis of the status of any Acquisition Proposal, including with respect to the status and terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and MUSA shall provide to Parent prompt written notice of any such developments within 24 hours. MUSA also agrees to provide any information to Parent that it is providing to another Person pursuant to this Section 5.3(b) at the same time it provides such information to such other Person.

               (vii) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3(b) by any officer, director or (subject to the proviso below) employee of MUSA or any of its subsidiaries or any agent or Representative of MUSA or any of its subsidiaries, whether or not such Person is purporting to act on behalf of MUSA or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.3(b) by MUSA; provided, however, that with respect to any such violation by an employee of MUSA or any of its subsidiaries, such violation shall not be deemed to be a breach of this Section 5.3(b) by MUSA unless such violation, directly or indirectly, results in, or is reasonably likely to result in, the submission of an Acquisition Proposal by any Person other than Parent or Merger Sub.

               (viii) Notwithstanding anything to the contrary contained herein, this Agreement shall be submitted to the MUSA Stockholders for the purpose of approving and adopting this Agreement and the Merger, regardless of the recommendation or any change in the recommendation of the MUSA Board with respect thereto, unless this Agreement has been validly terminated in accordance with Article VII.

               (ix) For purposes of this Agreement:

               (A) "Acquisition Proposal" means any proposal or offer with respect to (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving MUSA, (2) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 25% voting or economic interest in MUSA, or (3) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets of MUSA and its subsidiaries taken as a whole (including stock of the subsidiaries of MUSA).

               (B) "Superior Proposal" means a bona fide written Acquisition Proposal (except that (i) references in the definition of "Acquisition Proposal" to "25%" shall be replaced by "100%" and (ii) such Acquisition Proposal may include a transaction proposed to be consummated in two related steps, provided that such Person shall be required by the terms of the related acquisition agreement to complete both such steps) made by a Person other than a party hereto that is on terms that the MUSA Board (after consultation with its outside financial advisor and outside counsel) in good faith concludes, taking into account all legal, financial, regulatory and other aspects of the proposal, the likelihood of obtaining financing, the likely consummation date of the transaction contemplated by the proposal, and the Person making the proposal, would, if consummated, result in a transaction more favorable to the MUSA Stockholders from a financial point of view than the transaction contemplated by this Agreement, taking into account any change in the transaction proposed by Parent within the Waiting Period (or any successive Waiting Period).

          (c) Third Party Standstill Agreements. During the period from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, MUSA shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party (other than any involving Parent or its subsidiaries). During such period, MUSA agrees to use commercially reasonable efforts to enforce, to the fullest extent permitted under Applicable Laws, the provisions of any such agreements.

          (d) Access.

               (i) During the period from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, and subject to Applicable Laws and the Confidentiality Agreement, MUSA shall (A) give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours and upon reasonable notice to the offices, properties, books and records of MUSA and its subsidiaries (including, without limitation, all documentation with respect to all required Environmental Permits of MUSA and its subsidiaries and access to any offices, properties, books, records and any other information reasonably requested by Parent regarding the compliance by MUSA and its subsidiaries with occupational safety and health laws and regulations), (B) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives to the extent reasonably available such financial and operating data and other information as such Persons may reasonably request (including, to the extent reasonably practicable, furnishing to Parent MUSA's financial results in advance of filing any MUSA SEC Documents containing such financial results), (C) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of MUSA and its subsidiaries to cooperate in all reasonable respects with Parent in its investigation of MUSA and its subsidiaries and (D) promptly advise Parent orally and in writing of any fact or circumstance reasonably likely to have a Material Adverse Effect on MUSA; provided that information provided to Parent and its representatives pursuant to this Section 5.3(d)(i) shall be subject to the Confidentiality Agreement; provided, further, that (1) any investigation pursuant to this Section 5.3(d)(i) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of MUSA and its subsidiaries; (2) neither MUSA nor any of its subsidiaries shall be required to prepare special records, reports, analyses or other information that they do not prepare in the ordinary course of business, unless such preparation would not impose an unreasonable burden; and (3) neither MUSA nor any of its subsidiaries shall be required to take any action that would constitute a waiver of the attorney-client privilege. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3(d)(i) shall affect or be deemed to modify any representation or warranty made by MUSA hereunder.

               (ii) During the period from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, and subject to the Confidentiality Agreement, MUSA shall cooperate with Parent and its representatives to permit Parent and its representatives to conduct a full review of all claims asserted by or against MUSA, any of its subsidiaries or any of their respective directors, officers or employees in litigation or threatened litigation, including by giving Parent and its representatives, at Parent's discretion and upon Parent's reasonable notice, access to MUSA's (or any subsidiary's) personnel, books and records (including, but not limited to, electronic communications), counsel (including, without limitation, records or reports of counsel), and other pertinent information deemed necessary by Parent to assess any such claims; provided, however, that to the extent that any portion of the information requested by Parent or its representatives from MUSA's counsel is subject to the attorney-client privilege, such portion may be withheld from Parent and its representatives unless Parent agrees to enter into a customary joint defense or similar agreement.

          (e) Financing Assistance. From the date of this Agreement until the Effective Time, MUSA and its subsidiaries shall, and shall use their reasonable best efforts to cause each of their respective officers, directors, employees, advisors, attorneys, accountants and representatives to, provide all cooperation reasonably requested by Parent in connection with the arrangement of the Financing (or the arrangement of the alternative financing, if any, contemplated by Section 5.2(b)), including (i) using reasonable best efforts to (A) cause appropriate officers and employees to be available, on a customary basis and on reasonable advance notice, to meet with prospective lenders and investors in meetings, presentations, road shows and due diligence sessions, (B) assist with the preparation of disclosure documents in connection therewith, (C) cause its independent accountants to provide reasonable assistance to Parent, including providing consent to Parent to prepare and use their audit reports and SAS 100 reviews relating to MUSA and its subsidiaries and to provide any necessary "comfort letters" and (D) cause its attorneys to provide reasonable assistance to Parent, including to provide any necessary and customary legal opinions and
(ii) executing and delivering any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including allowing for a certificate of the chief financial officer of MUSA with respect to solvency or other matters; provided that none of the letters, agreements, registration statements, documents and certificates referenced in clause (ii) above shall be executed and delivered except in connection with the Closing (and the effectiveness thereof shall be conditioned upon the occurrence of the Closing); and provided, further, that MUSA shall not be required to provide any such assistance which would interfere unreasonably and materially with the business or operations of MUSA and its subsidiaries. Parent shall promptly, upon request by MUSA, reimburse MUSA for all reasonable out-of-pocket third party costs incurred by MUSA or any of its subsidiaries in connection with such cooperation.

          (f) Expense Certificates. No later than two business days prior to the Closing Date, MUSA shall deliver, or cause to be delivered, to Parent (i) a certificate duly executed by an authorized officer on behalf of MUSA setting forth in detail the true and accurate total of Transaction Fees, and (ii) backup confirmation of such calculation, including statements or certificates from each law firm, accounting firm and investment bank to which fees and expenses have been paid or will be payable by MUSA or its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement, setting forth the aggregate amount of all such fees and expenses, and acknowledging that no further amounts (other than amounts reasonably estimated through the Closing) will be due from MUSA or its subsidiaries in connection herewith and therewith providing the Closing shall occur. After the date hereof, MUSA agrees to consult and cooperate with Parent to the extent that actual Transaction Fees become likely to exceed the estimate provided pursuant to Section 4.6, in an effort to minimize such expenses to the extent reasonably practicable.

          (g) Consents Cooperation. MUSA shall keep Parent informed, and shall consult with Parent in advance, in connection with any action it or any of its subsidiaries take in connection with obtaining any consents or approvals required as a condition to the Closing pursuant to Section 6.2(g). Notwithstanding anything to the contrary herein, with respect to any contract, agreement or other instrument for which a consent or approval is required pursuant to Section 6.2(g), in no event shall MUSA or any of its subsidiaries be permitted, without the prior written consent of Parent (which consent shall not be unreasonably withheld), to incur or agree to incur any costs, expenses or other liabilities in connection with obtaining any such consent or approval, except for incidental administrative and legal costs or similar such costs required to be paid pursuant to such contract, agreement or instrument. Parent and MUSA shall cooperate with each other and use their good faith efforts to agree upon a course of action with respect to obtaining such consents or approvals. MUSA agrees to act in good faith with respect to obtaining the consents required by Section 6.2(g) in order to limit the amount of any such costs. Parent and MUSA shall work together, taking into account relevant legal advice as well as their good faith business judgment, in considering the proper course of action with respect to the consents or approvals required by Section 6.2(g), which actions may include agreeing not to seek such a consent based on applicable requirements or other considerations (in which event such consent shall not be required to be obtained in order to satisfy the condition set forth in Section 6.2(g)).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          6.1. Conditions to the Obligations of Each Party. The obligations of MUSA, Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions at or prior to the Effective
Time:

          (a) This Agreement shall have been approved and adopted by the MUSA Stockholders in accordance with Applicable Laws, the MUSA Certificate and the MUSA Bylaws.

          (b) The requisite waiting period, if any, under the HSR Act shall have expired or terminated.

          (c) All approvals and consents required under applicable Foreign Antitrust Laws as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained, except for such consents or approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on MUSA or Parent or materially adversely affect the operation of the business of Surviving Corporation and its subsidiaries from and after the Closing.

          (d) No provision of any Applicable Law and no judgment, temporary restraining order, preliminary or permanent injunction, order, decree or other legal restraint or prohibition shall prohibit the consummation of the Merger.

          6.2. Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger shall also be subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties set forth in:

               (i) Article IV (other than in the case of the representations and warranties contained in Sections 4.4(a) and (b) and 4.12(a)), disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and at and as of the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA;

               (ii) Sections 4.4(a) and (b) shall be true and correct on the date hereof and at and as of the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not, individually or in the aggregate, (A) result or reasonably be expected to result in the payment of additional amounts under Article II hereof in excess of $100,000 or (B) impose any other liability on Parent, Merger Sub or the Surviving Corporation; and

               (iii) Section 4.12(a) shall be true and correct in all respects on the date hereof and at and as of the Closing Date as if made on and as of the date hereof.

          (b) MUSA shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" or "Material Adverse Effect," in which case MUSA shall have performed and complied with all of such covenants in all respects through the Closing.

          (c) MUSA shall have delivered to Parent a certificate duly executed by an authorized officer on behalf of MUSA to the effect that each of the conditions specified in Sections 6.2(a) and (b) is satisfied in all respects.

          (d) The Debt Financing shall have been obtained by Parent and Merger Sub on the terms and conditions set forth in the Debt Financing Agreement, or alternative financing (sufficient, when taken together with the proceeds from the Equity Financing, to pay the Required Amounts) as provided in Section 5.2(b) shall have been obtained.

          (e) The Employment Agreement shall not have been terminated and shall remain in full force and effect as of the Closing Date; provided, however, that a termination of the Employment Agreement or a failure of the Employment Agreement to remain in full force and effect as of the Closing Date shall not be deemed to be a failure of the condition set forth in this Section 6.2(e) if such termination or failure to remain in full force and effect is solely a result of
(i) Lourenco Goncalves being unable to perform his duties thereunder due to his death or Disability (as defined in the Employment Agreement), (ii) Lourenco Goncalves's termination thereunder "without Cause" (as defined in the Employment Agreement) or "without Good Reason" (as defined in the Employment Agreement) or
(iii) a commission of an act by Lourenco Goncalves which would not have constituted Cause under the Employment Agreement if the word "significantly" preceded the words "adversely impact" in Section 3(b)(viii) of the Employment Agreement.

          (f) Holders of not more than 10% of the outstanding shares of MUSA Common Stock shall have demanded and validly perfected appraisal of their MUSA Common Stock in accordance with the DGCL.

          (g) (i) Any consent or approval required under the agreements, contracts or other instruments listed on Annex 6.2(g) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby shall have been received by MUSA, and no such consent or approval shall have been revoked and (ii) all other consents or approvals required under any of the other agreements, contracts or other instruments to which MUSA or any of its subsidiaries is a party (or by which it or any of its respective properties or assets is bound) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby shall have been received by MUSA (and no such consent or approval shall have been revoked), except for such consents or approvals (A) which are listed in Section 4.5(b) of the MUSA Disclosure Schedules or (B) the failure of which to obtain and not be revoked would not, individually or in the aggregate, materially adversely affect the operation of the business of Surviving Corporation and its subsidiaries from and after the Closing nor result in any material liability.

          (h) Since the date of this Agreement, there has not been any Material Adverse Effect on MUSA or any event, change, effect or development that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MUSA.

          6.3. Conditions to Obligation of MUSA. The obligation of MUSA to consummate the Merger shall also be subject to the satisfaction or waiver by MUSA at or prior to the Effective Time of the following conditions:

               (a) The representations and warranties set forth in Article III, disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and at and as of the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date), with only such exceptions as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

               (b) Parent and Merger Sub shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" or "Material Adverse Effect," in which case Parent and Merger Sub shall have performed and complied with all of such covenants in all respects through the Closing.

               (c) Parent shall have delivered to MUSA a certificate executed by an authorized officer on behalf of Parent to the effect that each of the conditions specified in Sections 6.3(a) and (b) is satisfied in all respects.

                                  ARTICLE VII

                         TERMINATION; FEES AND EXPENSES

          7.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the MUSA Stockholders referred to in Section 6.1(a), by mutual written consent of MUSA and Parent by action of their respective Boards.

          7.2. Termination by Either Parent or MUSA. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of either Parent or MUSA if (a) the Merger shall not have been consummated by December 15, 2005 (the "Termination Date"), whether such date is before or after the date of the adoption of this Agreement by the MUSA Stockholders; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party hereto whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by the Termination Date, (b) the approval and adoption by the MUSA Stockholders required by Section 6.1(a) shall not have been obtained at the MUSA Stockholders Meeting (after giving effect to any adjournments or postponements thereof), or (c) any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided that the parties hereto shall have used their commercially reasonable efforts to have any such order, decree or ruling or other action vacated or reversed.

          7.3. Termination by MUSA. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the MUSA Stockholders referred to in Section

6.1(a), by action of the MUSA Board (a) if there has been a breach of any representations, warranties, covenants or agreements made by Parent or Merger Sub in this Agreement, or any such representations and warranties shall have become untrue or incorrect after the execution of this Agreement, such that the conditions set forth in Sections 6.3(a) or (b) would not be satisfied and such breach or failure to be true and correct is not cured within 15 calendar days following receipt of written notice from MUSA of such breach or failure (or such longer period during which Parent or Merger Sub exercises commercially reasonable efforts to cure), or (b) upon MUSA entering into an agreement with respect to a Superior Proposal if MUSA has taken the action referred to in
Section 5.3(b)(iii)(B) and has otherwise complied with its obligations under
Section 5.3(b) as they pertain to the Acquisition Proposal that is the subject of the Superior Proposal Notice; provided, however, that prior to any termination pursuant to this Section 7.3(b), (i) the Waiting Period shall have elapsed, and (ii) MUSA shall have paid the Termination Fee and Expenses in accordance with Section 7.6.

          7.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption and approval of this Agreement by the MUSA Stockholders referred to in Section 6.1(a), by action of the Parent Board (a) if the MUSA Board shall have withdrawn, qualified or modified its approval of this Agreement or the MUSA Board Recommendation in a manner adverse to Parent, or approved or recommended any Acquisition Proposal (other than this Agreement and the Merger) or shall have resolved to do any of the foregoing, or (b) if there has been a breach of any representation, warranty, covenant or agreement made by MUSA in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that the conditions set forth in Sections 6.2(a) or (b) would not be satisfied and such breach or failure to be true and correct is not cured within 15 calendar days following receipt of written notice from Parent of such breach or failure (or such longer period during which MUSA exercises commercially reasonable efforts to cure).

          7.5. Effect of Termination and Abandonment. (a)In the event of a termination of this Agreement and the abandonment of the Merger pursuant to this
Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives), other than the provisions of this Section 7.5 and Section 7.6; provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

          7.6. Fees and Expenses.

          (a) In the event that:

               (i) (A)(1) Parent shall have terminated this Agreement pursuant to Section 7.4(b) or (2) Parent or MUSA shall have terminated this Agreement pursuant to Sections 7.2(a) or 7.2(b) (other than a termination pursuant to Section 7.2(a) if (x) at the time of such termination, all of the conditions set forth in Article VI hereof were satisfied or were capable of being satisfied other than the condition set forth in Section 6.2(d) and (y) at no time during the twenty-one
          (21) days prior to the Termination Date was the condition in Section 6.2(d) capable of being satisfied), (B) on or prior to such time (or in connection with a termination pursuant to Section 7.2(b), on or prior to the MUSA Stockholders Meeting) any Person (other than Parent) shall have made and not withdrawn (or publicly disclosed its intention to make) an Acquisition Proposal (substituting 50.1% for the 25% threshold set forth in the definition of Acquisition Proposal, a "Covered Proposal"), and (C) within 12 months (or, solely with respect to a termination pursuant to Section 7.2(a), 9 months) of termination of this Agreement, MUSA enters into an agreement with respect to a Covered Proposal;

               (ii) This Agreement shall be terminated after Parent shall have become entitled to terminate this Agreement pursuant to Section 7.4(a) (whether or not Parent immediately terminates this Agreement or the Agreement is subsequently terminated pursuant to any other provision under this Article VII); or

               (iii) MUSA shall have terminated this Agreement pursuant to
          Section 7.3(b),

then, in any such event, MUSA shall pay to Parent (or any affiliate or affiliates of Parent as Parent may designate) a termination fee in cash of $17,000,000 (the "Termination Fee"). Any Termination Fee that becomes payable shall be paid (A) in the case of Section 7.6(a)(i), not later than immediately prior to the time and the date on which MUSA enters into an agreement with respect to a Covered Proposal (provided, however, that if such Covered Proposal was not outstanding at the time of the termination and the Person or Persons making such Covered Proposal had not previously made a Covered Proposal, then the Termination Fee shall be paid upon consummation of the transaction contemplated by such agreement), (B) in the case of Section 7.6(a)(ii), on the date that this Agreement is terminated (and immediately prior to such termination in the case of a termination by MUSA), and (C) in the case of
Section 7.6(a)(iii), immediately prior to the termination of this Agreement, in each case payable by wire transfer of same day funds.

          (b) Upon the termination of this Agreement:

               (i) by Parent pursuant to Section 7.4;

               (ii) by Parent or MUSA pursuant to Section 7.2(a) if on or prior to the time of such termination pursuant to Section 7.2(a) any Person (other than Parent) shall have made and not withdrawn (or publicly disclosed its intention to make) a Covered Proposal;

               (iii) by Parent or MUSA pursuant to Section 7.2(b); or

               (iv) by MUSA pursuant to Section 7.3(b),

then, in any such event, MUSA shall pay to Parent (or any affiliate or affiliates of Parent as Parent may designate) all of the out-of-pocket third party charges and expenses actually incurred by Parent or its affiliates in connection with this Agreement and the transactions contemplated by this Agreement, and the negotiation of the related agreements, up to a maximum amount of $4,000,000 (the "Expenses"), payable by wire transfer of same day funds on the date of termination of this Agreement. Parent shall provide to MUSA reasonable documentation of such charges and expenses upon the request of MUSA.

          (c) Upon the termination of this Agreement by MUSA pursuant to Section 7.3(a), Parent shall pay to MUSA all of the out-of-pocket third party charges and expenses actually incurred by MUSA or its subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement, and the negotiation of the related agreements, up to a maximum amount of $1,000,000, payable by wire transfer of same day funds on the date of termination of this Agreement. MUSA shall provide to Parent reasonable documentation of such charges and expenses upon the request of Parent.

          (d) The parties hereto acknowledges that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not have entered into this Agreement; accordingly, if a party hereto obligated to make a payment under this Section 7.6 (the "Paying Party") fails to promptly pay any amount due pursuant to this Section 7.6, and, in order to obtain such payment, the other party hereto (the "Receiving Party") commences a suit that results in a judgment against the Paying Party for the fees set forth in this Section 7.6 or any portion of such fees, the Paying Party shall pay to the Receiving Party its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fees at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

          (e) Except as specifically provided in this Section 7.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party hereto incurring such expenses, except (i) filing fees incurred in connection with Commission filings relating to the Merger and the transactions contemplated by this Agreement and printing and mailing costs related thereto, all of which shall be shared equally by Parent and MUSA; and (ii) filing fees incurred in connection with Federal Trade Commission and the United States Department of Justice filings relating to the HSR Act and appropriate Governmental Authorities relating to applicable Foreign Antitrust Laws (if any), which shall be borne by Parent and Merger Sub.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1. Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement. Notwithstanding the foregoing, the agreements and covenants which by their nature are to be performed following the Effective Time shall survive consummation of the Merger.

          8.2. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or delivered by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

          (a) if to Parent or Merger Sub:

              Eric L. Press
              Flag Holdings Corporation
              c/o Apollo Management, L.P.
              9 West 57th Street
              43rd Floor
              New York, NY  10019
              Telecopy No.:  (212) 515-3200

              with a copy to

              Andrew J. Nussbaum, Esq.
              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, NY  10019
              Telecopy No.:  (212) 403-2000

          (b) if to MUSA:

              Daniel W. Dienst, Chairman of the Board
              c/o Metal Management, Inc.
              750 Lexington Avenue
              New York, NY 10021
              Telecopy No.:  (212) 750-7602

              with a copy to

              Steven H. Scheinman, Esq.
              Akin Gump Strauss Hauer & Feld LLP
              590 Madison Avenue
              New York, NY 10022
              Telecopy No.:  (212) 872-1002


          Notices and communications given (a) by personal delivery shall be deemed to be given, delivered and received as of the time of such delivery, (b) by telecopy shall be deemed to be given, delivered and received as of the time of the confirmation receipt and (c) by a nationally recognized overnight courier service shall be deemed to be given, delivered and received on the business day following the date on which such notice or communication was delivered to the relevant address by such courier service.

          8.3. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For the purposes of this Agreement, "Material Adverse Effect" with respect to any party hereto means any event, change, circumstance, effect or state of facts that is or has a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of such party hereto and its subsidiaries taken as a whole, other than any event, change, circumstance, effect or state of facts resulting from (i) changes in general economic conditions or developments in the industry in which such party hereto and its subsidiaries operate, to the extent not having a disproportionate impact on such party hereto and its subsidiaries taken as a whole, relative to its competitors, (ii) the announcement of this Agreement and the transactions contemplated hereby, (iii) any acts of terrorism, war or similar hostilities, (iv) any actions required under this Agreement, including any action to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by this Agreement or (v) changes in any Applicable Laws or applicable accounting regulations or principles, to the extent not having a disproportionate impact on such party hereto and its subsidiaries taken as a whole, relative to its competitors or (b) its ability to consummate the transactions contemplated by this Agreement. For purposes of this Agreement, a "subsidiary," when used with respect to any party hereto, means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such party hereto.

          8.4. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties hereto may execute more than one copy of this Agreement, each of which shall constitute an original.

          8.5. Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, agreements or representations by or among the parties hereto, written and oral, with respect to the subject matter hereof. The parties hereto agree that the Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except that it shall terminate immediately prior to the Effective Time.

          8.6. Third-Party Beneficiaries. Except for the agreement set forth in
Section 5.2(a), which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons, nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

          8.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state. All Actions arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

          8.8. Consent to Jurisdiction; Venue; Jury Trial.

          (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery in Wilmington, Delaware for the purpose of any Action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in such court. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party hereto. Nothing in this Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

          (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS MERGER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

          8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent shall be permitted to assign this Agreement and any of its rights, interests or obligations under this Agreement (including, without limitation, in connection with the conversion of Parent from a corporation to a limited liability company) without the prior written consent of any party hereto so long as (a) such assignee or successor shall be an affiliate of Apollo Management V, L.P. and (b) Parent's rights, interests and obligations under each of the Financing Agreements are assigned to such assignee or successor at or prior to the time of the assignment hereunder (it being understood and agreed by each of the parties hereto that such assignment or conversion shall not be deemed to be a breach by Parent or Merger Sub of any of the representations and warranties set forth in
Article III, shall not be deemed to result in any such representation or warranty becoming untrue or inaccurate and shall not be deemed to be a breach by Parent or Merger Sub of any covenant or agreement contained herein). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          8.10. Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the MUSA Stockholders; provided, however, that, after any such approval, no amendment shall be made that by law requires further approval by the MUSA Stockholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.11. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.10, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights and the single or partial exercise of any rights hereof shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          8.12. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

          8.13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          IN WITNESS WHEREOF, Parent, Merger Sub and MUSA have signed this Agreement as of the date first written above.

                            FLAG HOLDINGS CORPORATION



                            By:  /s/ Eric L. Press
                                 -----------------------------------------------
                                 Name: Eric L. Press
                                 Title:  Chairman of the Board


                            FLAG ACQUISITION CORPORATION



                            By:   /s/ Eric L. Press
                                  ----------------------------------------------
                                  Name: Eric L. Press
                                  Title:  Chairman of the Board


                            METALS USA, INC.



                            By:  /s/ Daniel W. Dienst
                                 -----------------------------------------------
                                 Name:  Daniel W. Dienst
                                 Title:  Chairman of the Board